SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Confidential, For Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2)
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           AAMES FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                     (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No Fee Required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:


--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

      (5) Total fee paid.

[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

--------------------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      (3) Filing party:

--------------------------------------------------------------------------------
      (4) Date filed:

[AAMES LOGO]


                                 June ___, 1999


Dear Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Aames Financial Corporation (the "Company") to be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, on ________, __________, 1999, at _______ p.m., Los Angeles time (the "Meeting").
The Meeting was originally scheduled for December 18, 1998 (the "Originally Scheduled Meeting") and was later postponed by the Company to allow for the completion of negotiations with the Company's new equity partner, Capital Z Financial Services Fund II, L.P. ("Capital Z").


         On December 23, 1998, the Company entered into a Preferred Stock Purchase Agreement with Capital Z pursuant to which Capital Z agreed to make an equity investment in the Company of up to $101.5 million (the "Capital Z Investment"). The initial phase of the Capital Z Investment occurred on February 10, 1999 when a partnership majority-owned by Capital Z, and other parties designated by Capital Z, purchased 76,500 shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock for $1,000 per share, for an aggregate investment of $76.5 million. In connection with this investment, the Company restructured its Board of Directors. The Board was increased to nine directors, five of whom were nominated by Capital Z pursuant to the terms of the Preferred Stock Purchase Agreement. Subject to the approval of the amendments to the Company's Certificate of Incorporation to be considered at the Meeting, the second phase of the Capital Z Investment will include an offering to holders of the Company's common stock of non-transferable rights to purchase up to $25 million of Series C Convertible Preferred Stock at $1.00 per share (the "Rights Offering") and a sale to Capital Z or its designees of up to $25 million of the Series C Convertible Preferred Stock not otherwise sold in the Rights Offering. Following the consummation of the Rights Offering, the Company will have sold newly issued shares of its capital stock representing 76.7% of the total equity of the Company (computed following the completion of the Rights Offering) for an aggregate of $101.75 million

         The Board of Directors of the Company determined that the Capital Z Investment was in the best interests of the Company and its unaffiliated stockholders. In reaching this conclusion, the Board took into account the rapidly worsening financial condition of the Company, serious global liquidity concerns during late 1998, the lack of a viable option to sell the Company as a going concern or attract other equity or debt capital, and the economic terms of the Capital Z Investment. In addition, the Board of Directors and its Strategic Planning Committee received an opinion from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, subject to and based upon the various considerations set forth in the opinion, that the Capital Z Investment was fair, from a financial point of view, to the Company and its unaffiliated stockholders.

         At the Meeting, you will be asked to consider and vote upon several proposals related to the Capital Z Investment. Specifically, you will be asked to consider proposals to amend the Company's Certificate of Incorporation to (1) increase the authorized amount of the Company's common stock, (2) increase the authorized amount of the Company's preferred stock, and (3) effect a 1,000-1,000-for-1 forward stock split of the preferred stock. These amendments are necessary to complete a recapitalization of the Company and are conditions for consummating the Rights Offering.

         Pursuant to the terms of the Series B and Series C Convertible Preferred Stock, if the Company fails to adopt these amendments prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), (i) the dividend rate on the Series B and Series C Convertible Preferred Stock will increase from 6.5% to 15% per annum, and (ii) a warrant to purchase up to 3 million shares of common stock held by Capital Z Management, Inc., an affiliate of Capital Z, will become exercisable at an exercise price of $1.00 per share.


         In addition to the proposals to amend the Company's Certificate of Incorporation, you will be asked to vote in the election of directors, to adopt the 1999 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as the Company's independent accountants.

         The enclosed materials supersede and replace the materials that were sent to you for the Originally Scheduled Meeting, and we therefore encourage you to read carefully the enclosed Notice of Annual Meeting and Proxy Statement, which more fully describe the proposals to be considered at the Meeting.


         It is important that your shares be represented at the Meeting, whether or not you plan to attend personally. Therefore, you are requested to complete, sign and date the enclosed proxy card and return it as soon as possible in the enclosed envelope so that your shares will be represented. Please note that proxy cards returned for the Originally Scheduled Meeting are invalid and, in order for your shares to be counted, you should return the enclosed proxy card. If you attend the Meeting in person, you may vote in person even if you have previously returned your proxy card.

         We appreciate your support.

                                                            Sincerely,


                                                           Steven M. Gluckstern
                                                           Chairman of the Board

                           AAMES FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ____________, 1999

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Aames Financial Corporation (the "Company") will be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, on _________, ____________, 1999, at ________ p.m., Los Angeles time, for the purpose of voting upon:


    1. Common Stock Proposal. A proposal to approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized common stock by 350,000,000 shares to an aggregate of 400,000,000 shares (the "Common Stock Proposal");

    2. Preferred Stock Proposal. A proposal to approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized preferred stock by 199,000,000 shares to an aggregate of 200,000,000 shares (the "Preferred Stock Proposal");

    3. Stock Split. A proposal to approve an amendment to the Company's Certificate of Incorporation to effect a 1,000-for-1 forward stock split of the Company's Series B Convertible Preferred Stock and Series C Convertible Preferred outstanding as of June ___, 1999 (the "Stock Split");


    4. Election of Series B Directors. The election of four Series B Directors to hold office until the 1999 Annual Meeting of Stockholders and thereafter until such directors' successors are duly elected and qualified.

    5. Election of Class III Common Stock Director. The election of one Class III Common Stock director to hold office until the 2001 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified;

    6. 1999 Stock Option Plan. The adoption of the Company's 1999 Stock Option Plan;

    7. Ratification of Accountants. The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1999; and

    8. Other Business. Such other business as may properly come before the Meeting and any adjournment(s) thereof.


         The Meeting was originally scheduled for December 18, 1998 (the "Originally Scheduled Meeting"). Due to ongoing negotiations with Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), which the Company believed would lead to an equity investment by Capital Z, the Company elected to postpone the Originally Scheduled Meeting to avoid the additional expense of a special meeting of the stockholders of the Company in connection with a transaction with Capital Z. On December 23, 1998, the Company entered into a Preferred Stock Purchase Agreement, which was amended on February 10, 1999 , with Capital Z, pursuant to which a partnership majority-owned by Capital Z and certain other investors designated by Capital Z (collectively, the "Preferred Stock Investors") purchased $76.5 million of the Company's Series B and Series C Convertible Preferred Stock and Capital Z or its designees agreed to purchase up to $25 million of additional Series C Convertible Preferred Stock to the extent not purchased by the holders of the Company's common stock in a contemplated Rights Offering (discussed in the attached Proxy Statement). Under this Agreement, the Company has agreed to solicit its stockholders' approval of the Amendments to its Certificate of Incorporation as more fully described in the attached Proxy Statement. This notice supersedes and replaces in all respects the notice sent to stockholders for the Originally Scheduled Meeting.


          Only stockholders of record of the Company at the close of business on _________, 1999 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

         All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed Proxy as promptly as possible in the prepaidpostage-prepaid envelope enclosed for that purpose. Proxies returned for the Originally Scheduled Meeting will not be counted for the Meeting and therefore you must mark, sign and return this new Proxy to ensure your representation at the Meeting. Any stockholder attending the Meeting may vote in person, even though he or she has returned a Proxy.


                                              By Order of the Board of Directors


                                              Barbara S. Polsky
                                              Secretary


Los Angeles, California June ___, 1999


IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES RETURNED FOR THE ORIGINALLY SCHEDULED MEETING WILL NOT BE COUNTED AS VOTING AT THE MEETING.


YOUR BOARD OF DIRECTORS HAS REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE STOCK PROPOSALS AND THE STOCK SPLIT. THE BOARD BELIEVES THAT THE STOCK PROPOSALS AND THE STOCK SPLIT ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE STOCK PROPOSALS AND THE STOCK SPLIT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THEIR APPROVAL.


YOUR BOARD OF DIRECTORS HAS REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE 1999 STOCK OPTION PLAN. THE BOARD BELIEVES THAT THE 1999 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 1999 STOCK OPTION PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ITS APPROVAL.

                           AAMES FINANCIAL CORPORATION
                         350 S. Grand Avenue, 52nd Floor
                          Los Angeles, California 90071
                                 (323) 210-5000
                                ----------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ______________, 1999

                                  INTRODUCTION

GENERAL


          We are furnishing this Proxy Statement to you to solicit proxies for use by our Board of Directors for use at our 1998 Annual Meeting of Stockholders, to be held at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California 90012, at _____ p.m., Los Angeles time, on _________, 1999, and any adjournment(s) of the Meeting. We elected to postpone the Meeting from its originally scheduled date of December 18, 1998 due to our ongoing negotiations with Capital Z Financial Services Fund II, L.P. ("Capital Z"), because we believed those discussions would lead to an investment by Capital Z. By postponing the Meeting, we avoided the expense of a special meeting of the stockholders to consider matters related to the transaction with Capital Z. Under our agreement with Capital Z, which is described in greater detail below, we have agreed to solicit your approval of the amendments to our Certificate of Incorporation, which are described in detail in this Proxy Statement. This Proxy Statement and the accompanying Proxy supersede and replace the Proxy Statement and Proxy mailed to you for the originally scheduled meeting. Even if you completed and returned a Proxy for the originally scheduled meeting, you must complete and return the enclosed Proxy to be represented at the Meeting. We anticipate mailing this Proxy Statement and the accompanying Proxy to you on or about ___________, 1999.

                                     SUMMARY


         THIS SUMMARY ONLY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THE PROPOSALS PRESENTED BY THE BOARD OF DIRECTORS FOR CONSIDERATION BY THE STOCKHOLDERS, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT.

OUR RECOMMENDATIONS TO STOCKHOLDERS

(See pages 23, 25, 45 and 46.)

         The board of directors unanimously recommends that you vote FOR the approval and adoption of each of the proposals to be presented at the stockholders meeting.

RECORD DATE; VOTING POWER

(See pages 13 and 14.)

         Only stockholders who hold shares on the record date, June __, 1999, are entitled to vote at the stockholders meeting. At the stockholders meeting you are entitled to one vote for each share of common stock you hold of record as of the record date and 1,000 votes for each share of preferred stock you hold of record of the record date (except that the Series C Convertible Preferred Stock is not entitled to vote for the election of directors).

     On the record date, there were 31,015,893 shares of common stock, 26,704 shares of Series B Convertible Preferred Stock and 50,046 shares of Series C Convertible Preferred Stock which are entitled to vote at the stockholders' meeting.

MATTERS TO BE CONSIDERED AT THE MEETING

          At the stockholders meeting, you will be asked to approve the following:

o an increase in the authorized number of shares of our common stock from 50,000,000 to 400,000,000 shares. This requires an amendment to our Certificate of Incorporation;

o an increase in the authorized number of shares of our preferred stock from 1,000,000 to 200,000,000 shares. This requires an amendment to our Certificate of Incorporation;

o a 1,000-for-1 forward stock split of our Series B Convertible Preferred Stock and our Series C Convertible Preferred Stock. This requires an amendment to our Certificate of Incorporation;

o the election of four Series B Convertible Preferred Stock directors (the "Series B Directors") for terms ending at the 1999 annual meeting of stockholders (if you hold shares of Series B Convertible Preferred Stock);

o the election of one Class III Common stock director (the "Common Stock Director") for a term ending on the 2001 annual meeting of stockholders (if you hold shares of Common Stock or Series B Convertible Preferred Stock);

o    the 1999 Stock Option Plan;

o the ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 1999, and

o such other matters as may properly come before the stockholders' meeting and any adjournment(s) thereof.

     We do not expect to ask our stockholders to vote on any other matters at the stockholders meeting. However, if any other matters are properly presented at the stockholders' meeting for consideration, the persons named by the stockholders to be their proxies will have discretion to vote on such matters in accordance with their own judgment.

VOTE REQUIRED TO APPROVE THE PROPOSALS

         To approve the proposal to increase the number of authorized shares of common stock from 50,000,000 to 400,000,000 we must receive:

o the affirmative vote of a majority of the votes entitled to be cast by holders of all outstanding shares of common stock and all outstanding shares of preferred stock, voting together as a single class;

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock, voting as a separate class.

         To approve the proposal to increase the number of authorized shares of preferred stock from 1,000,000 to 200,000,000 we must receive:

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of preferred stock, voting together as a single class; and
o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of preferred stock, voting as a separate class.

         To approve of the 1,000-for-1 forward stock split of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock we must receive:

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of preferred stock, voting together as a single class; and

o the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of preferred stock, voting as a separate class.

         To elect each of the Series B Directors, we must receive the affirmative vote of a majority of the votes entitled to be cast by holders of Series B Convertible Preferred Stock which are present and voting (either in person or by proxy) at the stockholders' meeting. HOLDERS OF THE COMMON STOCK AND HOLDERS OF THE SERIES C CONVERTIBLE PREFERRED STOCK ARE NOT ENTITLED TO VOTE IN THE ELECTION OF THE SERIES B DIRECTORS.

         To elect the Common Stock Director, we must receive the affirmative vote of a majority of the votes entitled to be cast by holders of common stock and Series B Convertible Preferred Stock who are present and voting (either in person or by proxy) at the stockholders' meeting, voting as a single class. HOLDERS OF THE SERIES C CONVERTIBLE PREFERRED STOCK ARE NOT ENTITLED TO VOTE IN THE ELECTION OF THE COMMON STOCK DIRECTOR.

         To adopt the 1999 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 1999, we must receive the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of common stock and outstanding shares of preferred stock, which are present and voting (either in person or by proxy) at the stockholders' meeting, voting as a single class.

SHARE OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

(See pages 33 through 35.)

         The holders of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and our directors have indicated that they intend to vote all of their common stock and all of their preferred stock in favor of each of the proposals to be presented at the stockholders meeting. In addition, holders of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, Cary Thompson, our Vice Chairman and a Director, and Neil Kornswiet, our President and a Director, are contractually obligated to cast their votes in favor of many of the proposals to be presented at the stockholders' meeting. As of the record date, the holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and our directors were entitled to cast an aggregate of 1,890,560 shares of Common Stock, 26,704 shares of Series B Convertible Preferred Stock and 50,046 shares of Series C Convertible Preferred Stock, representing approximately 6.10% of the common stock, 72.97% of the common stock and preferred stock voting together as a single class and 100% each of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Because the holders of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and our directors intend to vote their shares of common stock and preferred stock in favor of each of the proposals presented at the meeting, adoption of each of the proposals other than the proposal to approve the increase in the number of authorized shares of common stock from 50,000,000 to 400,000,000, is assured. In addition, if holders of at least 43.91% of the outstanding shares of common stock join our directors in voting in favor of this latter proposal, this proposal will also be adopted.

THE CAPITAL Z INVESTMENT

         Many of the proposals to be presented at the meeting are in connection with an investment by a partnership majority-owned by Capital Z. The Capital Z Investment is described on pages 16 through 17 in this Proxy Statement.

         In February 1998, a partnership majority-owned by Capital Z invested $75 million in our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, representing 70.74% of the total equity and voting power (other than in the election of directors) of the Company after the investment. Concurrently with this investment, other investors purchased an aggregate of $1.75 million of the Series C Convertible Preferred Stock.

         You should note that you are not being asked to approve the transaction with Capital Z. Due to a severe liquidity crisis (described below), we consummated the transaction with Capital Z without seeking approval of our stockholders. We did this with the prior approval of the New York Stock Exchange. However, in connection with the Capital Z Investment, we are requesting our stockholders approve the proposal in this Proxy Statement to increase the authorized number of shares of our common stock, to increase the authorized number of shares of our preferred stock and to effect a 1,000-for-one forward stock split of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.


         We intend to commence a public offering to the holders of our Common Stock of non-transferable subscription rights to purchase up to 25,000,000 shares of Series C Convertible Preferred Stock for $1.00 per share (the "Rights Offering"). Capital Z has agreed to purchase any of the shares of Series C Convertible Preferred Stock not purchased by our Common Stock holders in this Rights Offering.

         Neil Kornswiet, our president and a director, has agreed to purchase 1,667,000 shares of the Series C Convertible Preferred Stock (his PRO RATA ownership interest in the common stock) in the Rights Offering. Mr. Kornswiet will pay for his shares with a note given to the Company. His promise to pay the note will be secured by the Series C Convertible Preferred Stock he purchases in the Rights

Offering. Following this purchase, Mr. Kornswiet will beneficially hold 2,387,860 shares of our common stock and 1,667,000 shares of our Series C Convertible Preferred Stock, which will represent 1.52% of our combined voting power (other than the power to elect directors).


         As a result of the transactions described above, Capital Z (through a partnership majority-owned by Capital Z), immediately following the Rights Offering, will have invested between $75 million (if all of the shares offered in the Rights Offering are purchased by holders of common stock) and $98.333 million (if no stockholders other than Neil Kornswiet purchase shares of common stock in the Rights Offering) and will hold an aggregate of between 56.5% and 75.3% of our total equity and voting power (other than the power to elect directors).


BACKGROUND OF THE CAPITAL Z INVESTMENT

[See pages 18 through 22.]


         For a description of the events leading to the board of director's decision to authorize the Capital Z Investment, see "Stock Proposals - Background and Purpose of the Stock Proposals and the Stock Split").


         In June 1997, we engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to work with us to identify our strategic alternatives. On our behalf, DLJ contacted over 50 institutions to solicit their interest in acquiring or investing in us. As part of this engagement, we obtained a $38 million investment on April 27, 1998 from entities controlled by Ronald N. Perelman and Gerald Ford, Chairman and CEO of Golden State Bancorp Inc.

         In October 1998, global conditions in the capital and credit markets unexpectedly worsened, our access to the debt and equity markets was severely restricted and the market for our asset-backed securities tightened. These factors combined to result in a severe liquidity crisis and our Board was concerned that we would not be able to continue to operate as a going concern. Our net income for the quarter ended September 30, 1998 was only $448,000, and we expected a significant net loss for the quarter ended December 31, 1998 (the net loss for the quarter ended December 31, 1998 was $195,745,000). At that time, the Board of Directors considered the following options. We could seek protection under the bankruptcy laws; we could severely downsize our operations and operate as a much smaller company, or we could seek an equity investment of the type provided by Capital Z and restructure our operations to effect cost savings. The Board of Directors determined that the latter course of action was the course most likely to maximize stockholder value.

CERTAIN EFFECTS OF THE CAPITAL Z INVESTMENT

(See pages 16 through 17 and 33 through 35.)

         The following are the primary effects of the Capital Z investment and the contemplated Rights Offering:

o Capital Z will ultimately beneficially own between 56.5% and 75.3% of the total equity and voting power of the Company (other than the power to elect directors). For this position, Capital Z will have paid between $75 million and $98.3 million. Capital Z's final ownership percentage and total investment will depend upon the amount of common stock purchased by the holders of the common stock in the Rights Offering.


o The stockholders existing prior to the Capital Z Investment have suffered substantial dilution to their stock holdings. As a result of the Capital Z Investment, these stockholders will be reduced from holding 100% of the voting power to between 24.7% and 43.5% of the voting power of the Company (other than the power to elect directors).


o The pro forma book value per share of common stock at December 31, 1998 decreased from $3.40 to $1.50 per share.

o    4 of the 9 directors will be appointed and a fifth nominated by Capital Z.

o We have obtained $75 million in additional capital and will obtain an additional $25 million if the Rights Offering is consummated.

     The following table describes the dilutive effect of the Capital Z Investment (assuming the Rights Offering does not occur):

                                PERCENT OF VOTING POWER*

                        PRIOR TO CAPITAL Z     AFTER CAPITAL Z
                            INVESTMENT            INVESTMENT


                                     Page 9


Capital Z                       --                  70.74%
Other stockholders             100%                 29.26%

-----
*Not including election of directors


     The following table describes the dilutive effect of the Capital Z Investment (assuming the Rights Offering occurs and only Capital Z and Mr. Kornswiet purchase shares in the Rights Offering):

                                PERCENT OF VOTING POWER*

                        PRIOR TO CAPITAL Z      AFTER RIGHTS
                            INVESTMENT             OFFERING
Capital Z                       0%                  75.3%
Other stockholders             100%                 24.7%
----

*Not including election of directors


     The following table describes the dilutive effect of the Capital Z Investment (assuming the Rights Offering occurs and the common stockholders acquire all of the shares in the Rights Offering):


                                PERCENT OF VOTING POWER*
                        PRIOR TO CAPITAL Z      AFTER RIGHTS
                            INVESTMENT             OFFERING
Capital Z                       0%                  56.5%
Other stockholders             100%                 43.5%
----

*Not including election of directors

TERMS OF THE SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK

o RANK. For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series B and Series C Convertible Preferred Stock rank senior to each other class or series of preferred stock and prior to the common stock and all subsequently issued classes and series of capital stock. The Series B and Series C Convertible Preferred Stock rank in parity with one another.

o LIQUIDATION (if the proposed amendments to our Certificate of Incorporation are not adopted at the Meeting). In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B and Series C Convertible Preferred Stock will receive $1,000 per share plus any accrued but unpaid dividends and, after such payment, will participate with the holders of the common stock on an as-converted basis in the remaining assets of the Company.

o LIQUIDATION (if the proposed amendments to our Certificate of Incorporation are adopted at this meeting). In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B and Series C Convertible Preferred Stock will receive $1.00 per share plus all accrued but unpaid dividends.


o DIVIDENDS. The holders of Series B and Series C Convertible Preferred Stock will receive cash dividends at an annual rate of 6.5%, payable quarterly in cash. We have the option to accrue and not pay dividends for the first two years after issuance of the shares. If the proposed amendments to our Certificate of Incorporation are not adopted prior to the earlier of September 30, 1999 or the date of the this meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at this meeting), the dividend rate will increase to 15% per annum.


o RESTRICTIONS ON DIVIDENDS. So long as any shares of Series B or Series C Convertible Preferred Stock are outstanding, we may not pay any dividends on or repurchase, redeem or retire any junior securities.

o VOTING RIGHTS. Prior to the adoption of the proposed amendments to our Certificate of Incorporation, each share of Series B and Series C Convertible Preferred Stock are entitled to 1,000 votes. After the adoption of the proposed amendments to our Certificate of Incorporation, each share of Series B and Series C Convertible Preferred Stock will be entitled to 1 vote. The Series B and Series C Convertible Preferred Stock are entitled to vote with the holders of the common stock, as a single class, on all matters presented to the holders of the common stock, except that the Series C Convertible Preferred Stock may not vote for the election of directors.

o SERIES B DIRECTORS. The holders of the Series B Convertible Preferred Stock will have the right, voting separately as a series, to elect four directors to our Board of Directors.

o RESTRICTIONS. Without the consent of the holders of the Series B and Series C Convertible Preferred Stock, voting as a single class, we may not take any of the following actions:


     o authorize, create or issue, or increase the authorized amount of any senior securities, parity securities or any security convertible into a class or series of capital stock prior to the mandatory redemption date of the Series B Convertible Preferred Stock;


     o reorganize or reclassify outstanding shares of common stock, enter into any consolidation or merger, or sell or convey all or substantially all our property;

     o amend, alter or repeal any provisions of our Certificate of Incorporation or By-Laws to the extent that such action would have a material adverse effect on the rights of the Series B or the Series C Convertible Preferred Stock;

o REDEMPTION. On February 10, 2009, we may redeem all outstanding shares of Series B and Series C Convertible Preferred Stock by paying the stated value per share ($1,000 per share if the proposed amendments to our Certificate of Incorporation are not adopted and $1.00 per share if the proposed amendments to our Certificate of Incorporation are adopted) plus all accrued but unpaid dividends in cash out of funds legally available for such purpose.

o CONVERSION. If the proposed amendments to our Certificate of Incorporation are not adopted prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), each share of Series B and Series C Convertible Preferred Stock will be convertible into 1,000 shares of common stock. This will be the case even though the Company will not have a sufficient number of authorized shares of common stock to issue upon conversion. If the proposed amendments to our Certificate of Incorporation are adopted prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), each share of Series B and Series C Convertible Preferred Stock will be convertible into one share of common stock.

FAIRNESS OPINION OF FINANCIAL ADVISOR

         The Board of Directors and its Strategic Planning Committee received an opinion from DLJ that, based upon and subject to various considerations set forth in the opinion, the $1.00 purchase price paid by Capital Z for the Series B and Series C Convertible Preferred Stock was fair, from a financial point of view, to the holders of the common stock. DLJ received a fee for its services as our financial advisor, including a fee for the rendering of its opinion. We paid DLJ $2.5 million (plus expenses) for its services in connection with the Capital Z Investment. In addition, over the past two years we have paid DLJ approximately $750,000 for unrelated engagements (including the Perelman/Ford investment).

REQUIRED STOCKHOLDER APPROVALS

         The rules of the New York Stock Exchange would ordinarily have required that we obtain the approval of our stockholders before selling in excess of 20% or more of our capital stock or effecting a change in control. The audit committee of our Board of Directors, however, determined that if we delayed the Capital Z Investment in order to obtain the approval of our stockholders, it would seriously jeopardize the viability of our company. In reliance on the audit committee's determination, the New York Stock Exchange waived its rules and the board of directors authorized us to proceed with the Capital Z Investment without obtaining the approval of our stockholders.

         Each of the proposed amendments to our Certificate of Incorporation requires stockholder approval. These amendments increase the authorized number of shares of common stock and preferred stock and authorize a 1000-for-1 stock split of our Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Delaware law requires these amendments to be approved by the stockholders at the meeting even though in all cases other than the increase in the authorized number of shares of common stock, Capital Z and its designees have the ability to approve these transactions without the vote of the holders of the common stock.

REASONS FOR INCREASING AUTHORIZED CAPITAL AND EFFECTING THE STOCK SPLIT

         You are urged to consider and approve the increase in authorized capital and the stock split to be considered at the stockholders' meeting for the following reasons:

o We need to increase the number of authorized shares of common stock before we can offer to the holders of our common stock the right to purchase up to 25,000,000 shares of Series C Convertible Preferred Stock for $1.00 per share in the Rights Offering;

o If we do not adopt the amendments before the earlier of September 30, 1999 or the date of this meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at this meeting), the dividend rate on the Series B and Series C Convertible Preferred Stock held by Capital Z will increase from 6.5% to 15% per annum and Capital Z will be able to exercise a warrant to purchase up to 3,000,000 additional shares of common stock at an exercise price of $1.00 per share;

o We need to increase the number of authorized shares of common stock in order to provide for the conversion of outstanding Series B and Series C Convertible Preferred Stock;

o We need to increase the number of authorized shares of common stock before we can issue options to offers and other key employees, under our 1999 Stock Option Plan (if adopted by the stockholders); and

o We need to increase the number of authorized shares of common stock before we can provide additional shares of common stock and preferred stock to be issued in the future.

CONSEQUENCES OF FAILURE TO APPROVE PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION

         If the stockholders do not approve the proposed amendments to the Certificate of Incorporation, it will have the following consequences:

o We will not be able to commence the Rights Offering and consequently the holders of our common stock will not receive rights to purchase up to 25,000,000 shares of Series C Convertible Preferred Stock at $1.00 per share;

o We will be in breach of our credit facilities, each of which require that we obtain additional equity capital by ____. A termination of these credit facilities will make it nearly impossible for us to continue to operate as a going concern;

o The dividend rate on the Series B and Series C Convertible Preferred Stock will increase from 6.5% to 15% per annum;


o An affiliate of Capital Z will be able to acquire up to an additional 3,000,000 shares of common stock for $1.00 per share (although there will not be sufficient authorized shares in order to comply with any such exercise);


o The Series B and Series C Convertible Preferred Stock will continue to be able to participate in dividends and rights in liquidation on an as converted basis with holders of the common stock and any remaining assets after the liquidation preference is paid on the Series B and Series C Convertible Preferred Stock; and

o Capital Z will continue to control 70.74% of the voting power (other than the election of directors) of the Company.

CONSEQUENCES OF APPROVAL OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

         If the stockholders approve the proposed amendments to the Certificate of Incorporation, it will have the following consequences:

o    We will be able to commence the Rights Offering;

o We will raise an additional $25 million of equity capital (as a result of the Rights Offering or Capital Z's standby purchase commitment, as the case may be);


o If all 25,000,000 of the shares offered in the Rights Offering are purchased by holders of the common stock, Capital Z's voting power (other than the election of directors) will be reduced from 70.74% to 56.5%;

o If none of the holders of the common stock other than Mr. Kornswiet (who is contractually obligated to do so) purchases shares of common stock in the Rights Offering, Capital Z's voting power (other than the power to elect directors) in the Company will increase from 70.74% to 75.3%; and


o The holders of the Series B and Series C Convertible Preferred Stock will be able to convert their shares of Series B and Series C Convertible Preferred Stock at any time into shares of Common Stock.

1999 STOCK OPTION PLAN

(See page 42.)

         In addition to the proposal to approve and adopt the amendments to our Certificate of Incorporation, you will also vote on a separate proposal to approve and adopt our 1999 Stock Option Plan, which provides that certain of our officers and key other employees may be granted options to purchase our Common Stock. The proposal to approve and adopt the 1999 Stock Option Plan is separate from and in no way conditioned upon the outcome of, the proposal to approve and adopt the amendments to our Certificate of Incorporation. A copy of the 1999 Stock Option Plan is attached as Exhibit A to this Proxy Statement and we encourage you to read the 1999 Stock Option Plan in its entirety.

RATIFICATION OF INDEPENDENT ACCOUNTANTS.

         In addition to the proposal to approve and adopt the amendments to our Certificate of Incorporation and the proposal to approve and adopt our 1999 Stock Option Plan, you will also vote on a separate proposal to ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 1999.

REVOCABILITY OF PROXIES

         A Proxy for use at the Meeting is enclosed. The enclosed Proxy supersedes and replaces in all respects the Proxy materials mailed to the stockholders for the Meeting as originally scheduled for December 18, 1998 (the "Originally Scheduled Meeting"). Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. Proxies for the Originally Scheduled Meeting which have been executed and returned will not be counted as voting at the Meeting. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) for the approval of each of the proposed amendments to the Certificate of Incorporation to be acted upon at the Meeting, (ii) for the election of the nominees for Series B Directors set forth herein, (iii) for the election of the nominee for Common Stock Director set forth herein, (iv) for the adoption of the 1999 Stock Option Plan, (v) for the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1999 and (vi) if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

COSTS OF SOLICITATION OF PROXIES

         The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of Proxies if management determines it advisable.

VOTING SECURITIES

         The close of business on __________, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the "Record Date"). As of May 25, 1999, 31,015,893 shares of the Company's common stock, no shares of the Company's Series A Preferred Stock, 26,704 shares of the Company's Series B Convertible Preferred Stock and 50,046 shares of the Company's Series C Convertible Preferred Stock were outstanding.

         A majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series B Convertible Preferred Stock and a majority of the outstanding shares of Series C Convertible Preferred Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. A stockholder is entitled to cast one vote for each share of common stock and 1,000 votes for each share of Series B and Series C Convertible Preferred Stock held on the Record Date for each proposal for which he or she is entitled to vote.

         Approval of the proposal to increase the number of authorized shares of common stock from 50,000,000 to 400,000,000 (the "Common Stock Proposal") requires (i) the affirmative vote of a majority of the votes entitled to be cast by holders of all outstanding shares of Common Stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock, voting as a separate class.

         Approval of the proposal to increase the number of authorized shares of preferred stock from 1,000,000 to 200,000,000 (the "Preferred Stock Proposal") requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting as a separate class.

         Approval of the 1,000-for-1 forward stock split of the Series B and Series C Convertible Preferred Stock (the "Stock Split") requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and
(ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting as a separate class.

         The election of each of the Series B Directors requires the affirmative vote of a majority of the votes entitled to be cast by holders of Series B Convertible Preferred Stock which are present and voting (either in person or by proxy) at the Meeting. Holders of the common stock and holders of the Series C Convertible Preferred Stock are not entitled to vote in the election of the Series B Directors.

         The election of the Common Stock Director requires the affirmative vote of a majority of the votes entitled to be cast by holders of common stock and Series B Convertible Preferred Stock who are present and voting (either in person or by proxy) at the Meeting, voting as a single class. Holders of the Series C Convertible Preferred Stock are not entitled to vote in the election of the Common Stock Director.

         Adoption of the 1999 Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1999 requires the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of common stock and outstanding shares of Series B and Series C Convertible Preferred Stock, which are present and voting (either in person or by proxy) at the Meeting, voting as a single class.

         The holders of the Series B and Series C Convertible Preferred Stock and each of the executive officers and directors of the Company have indicated that they intend to vote shares of common stock and Series B and Series C Convertible Preferred Stock held by them in favor of each of the proposals to be presented at the Meeting. In furtherance thereof, the holders of the Series B and Series C Convertible Preferred Stock are contractually obligated to cast their votes in favor of the Stock Proposals, the Stock Split, the election of the nominees identified in this Proxy Statement for election as Series B Directors, the election of the nominee identified in this Proxy Statement for election as the Common Stock Director and the approval of the 1999 Stock Option Plan. In addition, Cary Thompson, the Vice Chairman of the Board of Directors of the Company, and Neil Kornswiet, the President and a director of the Company, are contractually obligated to cast their votes in favor of the Stock Proposals and the Stock Split. At the Record Date, the holders of the Series B and Series C Convertible Preferred Stock and the directors of the Company controlled the vote of an aggregate of 1,890,560 shares of the common stock, 26,704 shares of the Series B Convertible Preferred Stock and 50,046 shares of the Series C Convertible Preferred Stock, constituting in the aggregate 6.10%, 100% and 100% of the Common Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, respectively, and 72.97% of common stock and preferred stock voting together as a single class. Accordingly, adoption of each of the proposals to be presented at the Meeting other than the Common Stock Proposal is assured. In addition, if holders of at least 43.91% of the outstanding shares of Common Stock join the directors of the Company in voting in favor of the Common Stock Proposal, the Common Stock Proposal will also be adopted.

         In accordance with the laws of the State of Delaware and the Certificate of Incorporation and Bylaws, for election of directors, only proxies and ballots indicating votes "For all nominees," "Withhold authority to vote all nominees" or specifying that votes be withheld from one or more designated nominees are counted to determine the total number of votes present and entitled to be cast, and broker non-votes are not counted. Therefore, abstentions and broker non-votes have no effect on the outcome of the election. For the adoption of the Stock Proposals and the Stock Split, which are decided by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of stock entitled to vote on such proposals, abstentions and broker non-votes have the same effect as a vote against such proposals. For the adoption of all other proposals, which are decided by a majority of the shares present (in person or by proxy) and entitled to vote, only proxies and ballots indicating votes "For," "Against" or "Abstain" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted. Thus abstentions have the same effect as a vote against a proposal but broker non-votes have no effect on the outcome of the proposal.

                                 STOCK PROPOSALS
                   APPROVE THE AMENDMENT OF THE CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                        NUMBER OF SHARES OF COMMON STOCK

                   APPROVE THE AMENDMENT OF THE CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                       NUMBER OF SHARES OF PREFERRED STOCK

                   APPROVE THE AMENDMENT OF THE CERTIFICATE OF
                      INCORPORATION TO EFFECT A STOCK SPLIT
                             OF THE PREFERRED STOCK

INTRODUCTION

         On December 23, 1998, the Company entered into a Preferred Stock Purchase Agreement with Capital Z, which was amended on February 10, 1999, and provides for an equity investment of up to $101.5 million (the "Investment") in the Company. The Investment is to be made as follows: (i) on February 10, 1999 (the "Initial Closing") a partnership majority controlled by Capital Z and certain other investors designated by Capital Z purchased 26,704 shares of the Series B Convertible Preferred Stock of the Company and 49,796 shares of the Series C Convertible Preferred Stock of the Company for $1,000 per share, or an aggregate purchase price of $76.5 million; (ii) subject to the approval of each of the Stock Proposals and the Stock Split, the Company intends to commence a public offering to the holders of the common stock of the Company of non-transferable subscription rights to purchase up to $25 million of Series C Convertible Preferred Stock for $1.00 per share, and (iii) Capital Z has agreed to purchase up to $25 million of additional shares of Series C Convertible Preferred Stock to the extent not purchased by the Company's common stockholders in the Rights Offering.

         On February 10, 1999, the Board of Directors approved the proposed amendments to the Certificate of Incorporation, subject to stockholder approval, to increase the amount of the Company's authorized capital stock and to effect a 1,000-for-1 forward stock split of the outstanding Preferred Stock.

THE STOCK PROPOSALS AND THE STOCK SPLIT

         The Certificate of Incorporation presently authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. Of such 50,000,000 presently authorized shares of common stock, 31,015,893 shares were issued and outstanding on the Record Date. Of such 1,000,000 shares of presently authorized preferred stock, 26,704 shares of Series B Convertible Preferred Stock were issued and outstanding on the Record Date and 50,046 shares of Series C Convertible Preferred Stock were issued and outstanding on the Record Date. In addition, an aggregate of 18,984,107 shares of common stock have been reserved for issuance as of the Record Date under outstanding options, warrants and other rights to purchase common stock of the Company.

         A vote for the Stock Proposals will approve the proposed amendments to the Certificate of Incorporation to increase the Company's authorized number of shares of common stock by 350,000,000 to 400,000,000 shares and preferred stock by 199,000,000 to 200,000,000 shares. A vote for the Stock Split will approve the proposed amendment to the Certificate of Incorporation to effect the Stock Split. The amendment to increase the authorized common stock is presented to the stockholders as the Common Stock Proposal, the amendment to increase the authorized preferred stock is presented to stockholders as the Preferred Stock Proposal, and the amendment to effect the Stock Split is presented to the stockholders as the Stock Split. The proposed amendments to the Certificate of Incorporation in each case described herein are set forth in Exhibit "B" attached hereto.

         Upon adoption of the Stock Proposals and the Stock Split, the Company will file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, effect the Stock Split and reserve 101,500,000 shares of common stock for issuance upon conversion of the Series B and Series C Convertible Preferred Stock.

         If the Stock Proposals are adopted, the additional shares of common stock and preferred stock could be issued at the discretion of the Board of Directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional equity for the Company, and other corporate purposes.

VOTE REQUIRED

         Approval of the Common Stock Proposal requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock, voting as a separate class.

         Approval of the Preferred Stock Proposal requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and
(ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Series B and Series C Convertible Preferred Stock, voting as a separate class.

         Approval of the Stock Split requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock and all outstanding shares of Series B and Series C Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B and Series C Convertible Preferred Stock, voting as a separate class.

         The holders of the Series B and Series C Convertible Preferred Stock and each of the directors of the Company have indicated that they intend to vote shares of Common Stock and Series B and Series C Convertible Preferred Stock held by them in favor of each of the proposals to be presented at the Meeting. In furtherance thereof, the holders of the Series B and Series C Convertible Preferred Stock and Cary Thompson, the Vice Chairman of the Board of Directors of the Company, and Neil Kornswiet, the President and a director of the Company, are contractually obligated to cast their votes in favor of the Stock Proposals and the Stock Split. At the Record Date, the holders of the Series B and Series C Convertible Preferred Stock and the directors of the Company controlled the vote of an aggregate of 1,890,560 shares of the common stock, 26,704 shares of the Series B Convertible Preferred Stock and 50,046 shares of the Series C Convertible Preferred Stock, constituting in the aggregate 6.10%, 100% and 100% of the common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, respectively, and 72.97% of the common stock and preferred stock, voting together as a single class. Each of the shares of Series B and Series C Convertible Preferred Stock is entitled to 1,000 votes at the Meeting. Because the holders of Series B and Series C Convertible Preferred Stock have agreed to vote in favor of the Preferred Stock Proposal, adoption of the Preferred Stock Proposal is assured. The holders of the Series B and Series C Convertible Preferred Stock hold 100% of the total voting power of the Series B and Series C Convertible Preferred Stock and 71.2% of the total voting power of the Series B and Series C Convertible Preferred Stock and common stock, voting together as a single class (other than the power to elect directors). In addition, if holders of at least 43.91% of the outstanding shares of common stock join the executive officers and directors of the Company in voting in favor of the Common Stock Proposal, the Common Stock Proposal will also be adopted.


         Approval of the Common Stock Proposal and approval of the Preferred Stock Proposal is not, in either case, contingent upon approval of the other Stock Proposal. Approval of the Stock Split is contingent upon the approval of the Stock Proposals.

REASONS FOR INCREASING AUTHORIZED CAPITAL AND EFFECTING THE STOCK SPLIT


         The stockholders of the Company are urged to consider and approve the Stock Proposals, which will increase the authorized common stock and preferred stock and effect the Stock Split of the Preferred Stock, for the following reasons:

         Lack of Authorized Shares. The Company has either issued or reserved for issuance substantially all 50,000,000 shares of common stock currently authorized by the Certificate of Incorporation. At the Record Date, only 18,984,107 shares of common stock remained available for future issuance, all of which have been reserved for use. At the Record Date, there were insufficient shares of authorized common stock to provide for the conversion of outstanding Series B and Series C Convertible Preferred Stock, there would have been insufficient shares of authorized common stock for the 1999 Stock Option Plan (if adopted by the stockholders) and there are insufficient shares of authorized preferred stock to provide for the Rights Offering. The Stock Proposals and the Stock Split must be approved if the Company is to have the ability to (i) effect the Rights Offering, (ii) provide for the conversion of outstanding Series B and Series C Convertible Preferred Stock, or (iii) issue additional shares of common stock or preferred stock.

         Agreement with Capital Z. As part of the agreement with Capital Z, the Company agreed to solicit approval of the stockholders for the Stock Proposals and the Stock Split, in part to facilitate the Rights Offering. The Rights Offering may not be consummated unless and until the Stock Proposals and the Stock Split are adopted and the applicable amendments to the Certificate of Incorporation are filed with the Secretary of State of the State of Delaware. Pursuant to the terms of the Series B and Series C

Convertible Preferred Stock, if the Company fails to effect the Stock Proposals and the Stock Split and file the applicable amendment to the Certificate of Incorporation that are necessary to complete a recapitalization (the "Recapitalization") of the Company prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the meeting), (i) the dividend rate on the Series B and Series C Convertible Preferred Stock will increase from 6.5% to 15% per annum, and (ii) a warrant to purchase up to 3 million shares of common stock held by Capital Z Management, Inc., an affiliate of Capital Z, will become exercisable at an exercise price of $1.00 per share. Further, prior to giving effect to the approval of the Stock Proposals and the Stock Split, in addition to its regular dividend rights and rights in liquidation based on its stated value per share, the Series B and Series C Convertible Preferred Stock will participate in dividends and rights in liquidation with holders of the common stock in any remaining assets of the Company.


         Rights Offering. As soon as practicable following the date of this Proxy Statement, subject to the approval of the proposals to be presented at the Meeting, the Company intends to distribute the Subscription Rights without charge as a dividend to record holders of the Common Stock (the "Record Holders"). Each of the Record Holders will receive the Subscription Rights, each of which shall entitle the holder thereof to subscribe during the 30-day period following commencement of the Rights Offering, for one share of the Series C Convertible Preferred Stock for each share of the common stock held on the Record Date. Each whole Subscription Right will entitle the Record Holder to subscribe for one share of the Series C Convertible Preferred Stock at $1.00 per share (the "Subscription Price"). The Subscription Rights will not be transferable by the Record Holders.

         All Subscription Rights will cease to be exercisable by Record Holders at 5:00 p.m. eastern time, on that date which is 30 days from the commencement of the Rights Offering, unless extended by the Company (the "Expiration Date"). Consummation of the Rights Offering will be contingent on stockholder approval of each of the Stock Proposals and the Stock Split and the filing of the applicable amendments to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

         Neil Kornswiet, President and a director of the Company, has agreed to purchase 1,667,000 shares of the Series C Convertible Preferred Stock (representing his pro rata ownership interest in the common stock) by fully exercising the Subscription Rights to be issued to him based upon the number of shares of the Company's common stock held by him, in the Rights Offering at the Subscription Price. Unlike other stockholders, Mr. Kornswiet will pay for his shares purchased in the Rights Offering by delivering to the Company a five year promissory note. The note will bear interest at 6.5% per annum and be payable from 25% of any annual cash bonus Mr. Kornswiet receives. The note accelerates upon Mr. Kornswiet's termination of employment and is secured by the shares to be purchased. If Mr. Kornswiet is still employed by the Company on February 10, 2000 or was terminated earlier by the Company for a reason other than for "cause" (as defined in the note), the note becomes non-recourse. Immediately following such purchase, Mr. Kornswiet will beneficially hold an aggregate of 2,387,860 shares common stock of the Company and 1,667,000 shares of the Series C Convertible Preferred Stock of the Company, constituting an aggregate of 1.52% of the combined voting power of the Company.

         Capital Z has agreed to purchase at the Expiration Date all unsubscribed shares of Series C Convertible Preferred Stock for $1.00 per share.

         The Company reserves the right, in its sole discretion, at any time prior to delivery of the shares of Series C Convertible Preferred Stock offered in the Rights Offering, to terminate the Rights Offering by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. A stockholder who votes in favor of the Stock Proposals (or either of them) is not committed to purchase shares of Series C Convertible Preferred Stock in the Rights Offering.


         Following the completion of the Rights Offering, Capital Z will Series B and Series C Convertible Preferred Stock representing 100% of the voting rights entitled to elect Series B Directors, 46.3% of the voting rights entitled to elect Common Stock Directors and, assuming that all shares of Series C Convertible Preferred Stock offered in the Rights Offering are purchased by the holders of the common stock of the Company, 56.5% of the combined voting power of the Company with respect to all matters other than the election of Common Stock Directors. If none of the shares of Series C Convertible Preferred Stock offered in the Rights Offering are purchased by the holders of common stock of the Company, Capital Z would hold SeniorSeries B and Series C Convertible Preferred Stock representing 75.3% of the combined voting power of the Company with respect to all matters other than the election of Common Stock Directors.

         If the Rights Offering is consummated and all $25 million of Series C Convertible Preferred Stock is sold, the Company will receive net proceeds from such offering in the approximate amount of $24 million. The Company intends to use the net proceeds to recapitalize the Company's equity base and for general corporate purposes.

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SERIES C CONVERTIBLE PREFERRED STOCK. AN OFFER IS BEING MADE ONLY THROUGH A SEPARATE PROSPECTUS.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD EXERCISE THEIR SUBSCRIPTION RIGHTS.

BACKGROUND AND PURPOSE OF THE STOCK PROPOSALS AND THE STOCK SPLIT


         The Company has historically operated, and expects to continue to operate, on a negative cash flow basis. The more significant of the Company's cash requirements is a result of the Company's use of securitization as a loan disposition strategy and, prior to September 1998, the Company's primary loan disposition strategy. As a company that operates on a negative cash flow basis, it depends upon the credit and capital markets and the whole loan market for its liquidity.

         In June 1997, the Board of Directors determined that operating a negative cash flow company presented the Company with a unique set of circumstances in light of capital market and economic uncertainties and the increasingly competitive environment in the subprime home equity sector. The Board of Directors engaged Donaldson, Lufkin & Jenrette Securities Corporation to work with the Company in developing a means to maximize opportunities for the Company and its stockholders, whether by remaining independent and growing the Company internally and through acquisition, or selling the Company or entering into a business combination transaction.


         From June 1997 through September 1998, DLJ contacted over 50 institutions to solicit their interest in acquiring or investing in the Company. These institutions consisted of a wide range of potential strategic acquirors including commercial banks, thrifts, insurance companies, diversified consumer finance companies, credit card companies and other mortgage banks with a cost of funds substantially lower than the Company's. DLJ also contacted a number of private equity/leverage buyout funds that focus in the specialty finance sector. The Company engaged in discussions with several of the parties contacted by DLJ regarding various business combination transactions. Several of those parties conducted significant due diligence. As a result of this effort, on April 27, 1998, the Company obtained a $38 million equity investment from private entities controlled by Ronald Perelman and Gerald Ford, Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. (the "Perelman/Ford Investment"). After the Perelman/Ford Investment, the Company continued to engage in discussions with various parties, including Golden State Bancorp Inc., who had previously conducted due diligence, but no offers to acquire or make further investments in the Company were made.


         In October 1998, global conditions in the capital and credit markets unexpectedly became extraordinarily negative which had an adverse impact on the subprime home equity finance sector generally and the Company specifically. These market severely restricted the Company's access to credit facilities, precluded access to public equity and debt markets and adversely affected the premiums received in the whole loan market. The combination of these factors resulted in a severe liquidity crisis for the Company. The primary reason for engaging in the discussions with strategic partners was no longer the maximization of growth opportunities for the Company and its stockholders. Rather, locating a strategic partner became necessary to avoid a sale of the Company's strategic assets or the taking of other actions that could jeopardize the Company's ability to continue to operate as a going concern.

         The effects of the events in the Fall of 1998 on the Company (which are disclosed more completely below) are illustrated by the following table (dollars in thousands):

                                           Fiscal 1998                                          Fiscal 1999

                       ---------------------------------------------------------------------------------------------------------

                             Third Quarter           Fourth Quarter            First Quarter               Second Quarter
                        (ENDED MARCH 31, 1998)    (ENDED JUNE 30, 1998)  (ENDED SEPTEMBER 30, 1998)  (ENDED DECEMBER 31, 1998)
                        ----------------------    ---------------------  --------------------------  -------------------------
Total Revenues                  $59,538                  $72,111                  $57,761                  ($154.423)(1)
Net Income (Loss)                 2,018                    6,442                   (2,156)                 (195,745)
Gain on Sale                     24,821                   38,534                   19,677                     8,752
Total Loan Production           570,896                  673,902                  725,057                    550,218
----------

(1)      Includes a valuation adjustment of interest only strips of $191,646,000.

          Set forth below is a more complete discussion of the following conditions that impacted the Company's liquidity and operations:

         Gain on Sale. The Company's gain on sale from its $650 million securitization completed in September 1998 was significantly reduced due to the $15 million loss on its U.S. Treasury hedge position. The Company has historically attempted to mitigate interest rate risk between the time of loan origination and loan securitization primarily by hedging its portfolio of fixed rate loans through agreements with third parties that sell U. S. Treasury securities not yet issued and through the purchase of U.S. Treasury Put Options. Changes in U.S. Treasury rates were generally reflected in the pass-through rates on asset-backed securities. Beginning in the third calendar quarter of 1998 and continuing into the fourth quarter, both the international and domestic markets reacted adversely to economic events in the Far East and Russia. As a consequence of this international economic instability, there was a substantial break in the traditional hedge correlation as market participants moved quickly and materially into lower risk, lower yielding U.S. Treasury securities, and away from higher risk and higher yielding asset-backed securities. Because of this, the Company incurred hedge losses of $15.3 million during the three months ended September 30, 1998. This loss included a loss of $10.7 million on a hedge position having a notional amount of $250 million that expired on September 30, 1998. Noteworthy is that the position had a market value of $248 million just three months earlier. The other component of the September 30, 1998 quarterly hedge loss was a $4.6 million charge on a hedge position having a notional amount of $85 million and a market value of approximately $80.4 million. Due to the lack of correlation at September 30, 1998, the Company marked each position to market through a charge to income. The Company later voluntarily terminated the second hedge position on December 23, 1998, with a modest positive adjustment from the September 30, 1998 mark.

         Warehouse Credit Lines. While the Company retained access to warehouse and other credit facilities with borrowing limits aggregating in excess of $1.0 billion, changes in advance rates imposed by some of the lenders effectively limited the Company to a single committed $300 million warehouse line. The Company believed that without a change in market conditions or a change in the Company's liquidity position, it was unlikely that additional or replacement credit facilities of sufficient size could be arranged. Further, provisions in the Company's then current warehouse line required the Company to maintain a minimum level of profitability over two consecutive quarters. The expected loss in the second fiscal quarter would violate this provision as well as a provision requiring the Company to maintain a minimum net worth and to maintain a minimum debt to equity ratio. If the Company were unable to obtain the necessary waivers it would in such a case be in default under the line and the line could have been terminated prior to its expiration. In the event of a termination of the line and if alternative sources of warehouse funds were not obtained, the Company would have had to terminate its loan production operations. The Company received the necessary waivers on February 5, 1999. This line expired on April 8, 1999.

         Public Equity and/or Debt Markets. Historically, the Company funded negative cash flow primarily from the sale of its equity and debt securities. However, the global liquidity crisis made the capital markets inaccessible to the Company. Further, the drop in home equity stock prices and the consequent unavailability of the public equity and debt markets exacerbated the Company's liquidity constraints. Additionally, the Company was concerned that the deteriorating conditions in its markets could result in the Company violating a leverage ratio requirement contained in an indenture governing its public debt.

         Whole Loan Sales. The Company attempted to address its liquidity constraints by employing its previously disclosed strategy of evaluating the market conditions, cash flow and profitability of whole loan sales relative to the securitization market and selling its loans in the whole loan market. However, gains associated with whole loan sales for cash were generally at levels lower than those recognized when such loans were securitized. Further, prices then being paid by whole loan purchasers were less than the Company's cost of production. Accordingly, sales of loans in the whole loan market contributed to the anticipated loss in the quarter ended December 31, 1998. Additionally, so long as the Company sold whole loans on a servicing released basis, the Company would no longer grow its servicing portfolio. Moreover, the weakness in the asset-backed market caused other subprime lenders to rely on the whole loan market for their loan disposition strategy. The result was abundance in the supply, and a lowering of the prices paid, for whole loans and tightening of underwriting guidelines applied by the whole loan purchasers. The Company raised its prices and modified its underwriting guidelines for its loan products in response to these changes which was expected to, and did, have the effect of decreasing loan production in the second fiscal quarter.

         Servicing Advances. The Company's liquidity crisis was further exacerbated by the requirement of the Company, as servicer of the loans it has securitized, to advance interest on delinquent loans in the securitized pools on a monthly basis. This short-term cash requirement arises once each month. Generally, the Company is obligated to make the servicing payment in the middle of the month. A portion of the cash advances are then reimbursed from payments received on the related loans. The Company did not have sufficient funds to make the payment in December 1998. However, an immediate insolvency crisis was averted when one of the Company's lenders expanded the Company's credit facility to provide the funds necessary to satisfy the December obligation. Under the terms of the credit facility, funds were also available to help satisfy the January advance but only if the agreement with Capital Z was then in full force and effect, as well as the satisfaction of other conditions. The lender would not, however commit to fund servicing advances in subsequent months. If the Company were unable to arrange for funds necessary to make the servicing payment, the Company would very likely have had to engage in extraordinary transactions, such as seeking subservicing arrangements that include the obligation to make servicing advances or strategic asset sales, to provide the liquidity necessary to operate. Management believed that any such transaction would have had a material adverse effect on the Company's results of operation. Further, there could be no assurance that any such extraordinary transaction could have been consummated. In that event, the Company would very likely have been terminated as servicer. Any such termination would have had a material adverse effect on the Company and jeopardized its ability to continue to operate as a going concern.


         As the Company's liquidity position weakened dramatically in the second fiscal quarter of 1998, the Company's efforts to locate a strategic partner intensified. In early October 1998, DLJ contacted Capital Z to inquire whether it would be interested in making an investment in the Company. Capital Z reacted positively to the inquiry. On or about October 13, 1998, Capital Z presented the Company with a letter agreement (the "Original Letter Agreement") containing the terms under which Capital Z would be interested in commencing due diligence. Under the Original Letter Agreement, the Company granted Capital Z exclusive access to the Company's books, records and personnel until November 5, 1998 in order to evaluate whether it was interested in making an equity investment in the Company. The Company agreed not to solicit offers for alternative transactions until the earlier of the third business day following the submission of a proposal by Capital Z, but not later than November 10, 1998 (or November 5, 1998 if no proposal was submitted by Capital Z on or prior to such date). The Company agreed to pay a fee of (i) $2.0 million upon the submission of a proposal, (ii) $1.0 million upon consummation of the investment, and (iii) $5.5 million if the Company consummated an alternative transaction with a third party at any time within 12 months of the date of the Original Letter Agreement, unless Capital Z declined to consummate the investment due to due diligence concerns, and agreed to reimburse all of Capital Z's expenses.

         On October 13, 1998, the Board of Directors held a special meeting to discuss the proposed Capital Z transaction as well as whether to permit due diligence. After careful consideration of the provisions of the Original Letter Agreement and in light of the Company's then current liquidity position, the Board of Directors authorized the commencement of due diligence and further authorized management to enter into the Original Letter Agreement and a related confidentiality agreement. On October 13, the Company and Capital Z entered into the Original Letter Agreement setting forth the terms pursuant to which Capital Z would agree to conduct due diligence in contemplation of a proposed investment in the Company.

         Between October 14, 1998 and November 3, 1998, Capital Z and its representatives visited the Company's facilities in Los Angeles and Irvine, California and met with representatives of the Company and DLJ to conduct a preliminary due diligence examination of the Company and to discuss the operations, business and prospects of the Company.

         On November 3, 1998, the Company received a draft proposal from Capital Z including the basic terms of the investment (the "Original Draft Proposal"). The Original Draft Proposal consisted of an investment by Capital Z of up to $100 million in a newly designated series of preferred stock at a price of $1.00 per share. Under the Original Draft Proposal, Capital Z would fund at least $75 million at closing and would also agree to purchase up to an additional $25 million of preferred stock, based on the results of an offering to existing holders of Common Stock of non-transferable rights to purchase up to $25 million of a newly designated series of preferred stock at the same price and on the same terms and conditions as Capital Z.


         On November 9, 1998, at a regular meeting, the Board of Directors discussed the status and terms of the Original Draft Proposal. DLJ made a detailed presentation to the Board of Directors regarding the principal economic terms of the Original Draft Proposal and DLJ's financial analysis of the proposed transaction and reviewed with the Board of Directors its other options to either effect a sale of the Company or alternative debt or equity financing. Because no serious proposals for a business combination or a financing had been received to date and because the Company's financial condition was rapidly worsening, the only other strategic option that was seriously considered was the sale of strategic assets of the Company and the voluntary liquidation of its assets. This alternative would have involved the sale of each of the Company's operating units, the termination of most of its employees and the subsequent liquidation of the Company following the payment of all of its liabilities. Following the DLJ Presentation, the Board of Directors concluded that the Original Draft Proposal from Capital Z represented the strategic option that was most likely to maximize value to the existing stockholders of the Company and appointed three outside directors to serve on the Strategic Planning Committee (the "Committee"). The Committee was authorized to negotiate the terms and conditions of the proposed investment with Capital Z, evaluate and determine whether to consummate a transaction with Capital Z, review and approve definitive agreements with respect thereto and take any and all other actions which a Board of Directors is authorized to take in connection therewith.


         On November 11, 1998, the Committee held a special meeting for the purpose of discussing the Original Draft Proposal in further detail. Between November 11, 1998 and November 16, 1998, management negotiated with Capital Z regarding the Original Draft Proposal and the terms of a new letter agreement (the "Letter Agreement").

         On November 16, 1998, the Company received the Letter Agreement and a draft proposal in the form of a term sheet, which contained updated provisions of the Original Draft Proposal (the "Draft Proposal"). The Letter Agreement contained provisions that limited the Company's ability to consummate a business combination transaction or equity infusion with third parties until the sooner to occur of December 31, 1998 or notification by Capital Z that it did not want to proceed with the investment, including restrictions on the Company's ability to solicit, initiate or facilitate any business combination or equity investment by a third party, subject to the Company's right to send certain confidential information agreed to by Capital Z and the Company to unsolicited third party offerees, a right on the part of Capital Z to "match" a competitive offer made by a third party, and the fees imposed on the Company if an alternative transaction were consummated. Pursuant to the Letter Agreement, the Company was obligated to pay Capital Z (i) $2.0 million upon the submission of the Term Sheet, (ii) $1.0 million upon consummation of the investment, and (iii) $5.5 million if the Company consummated an alternative transaction with a third party (subject to certain exceptions) at any time within 12 months of the date of the Letter Agreement, unless Capital Z declined to consummate the investment due to due diligence concerns, and agreed to reimburse all of Capital Z's expenses.

         On November 16, 1998, the Committee held a special meeting to discuss the Letter Agreement and the Draft Proposal. Counsel to the Company reviewed the terms of the Letter Agreement with the Committee in detail. The Committee considered the Draft Proposal and discussed the Company's other strategic options. Because no serious proposals for a business combination or a financing had been received since the November 9, 1998 meeting and because the Company's financial condition was rapidly worsening, the only other strategic option that was seriously considered was the sale of strategic assets of the Company and the voluntary liquidation of its assets. The Committee concluded that the investment by Capital Z set forth in the Draft Proposal was the best and the only solution to the Company's long-term liquidity needs, other than a liquidation of its assets. The Committee further determined that, based on the results of the search in the market previously conducted by DLJ and DLJ's report on the state of the capital markets at that time, it was unlikely that a third party bid would be presented that could be consummated in time to meet the liquidity requirements of the Company. Thereafter, the Committee approved the Letter Agreement.

         On December 16, 1998, the Company received an unsolicited contact from a third party regarding a possible business transaction. The Company informed Capital Z of the third party contact and, pursuant to the Letter Agreement, the Company forwarded an Information Package to the third party. The third party did not conduct any further due diligence and did not make an offer to the Company.

         On December 14, 1998, the Company announced that it had postponed the originally scheduled Meeting due to ongoing discussions with Capital Z.

         The Board of Directors held a special meeting on December 17, 1998, at which meeting counsel and management advised the Board of Directors as to the status of the negotiations. The Board of Directors reviewed, with management and counsel, drafts of the Preferred Stock Purchase Agreement and the related ancillary agreement.

         Negotiations were completed December 21, 1998. On December 21, 1998, the Committee met and reviewed the final draft of the Preferred Stock Purchase Agreement and the ancillary agreements. Counsel to the Company reviewed with the Committee each of the Preferred Stock Purchase Agreement and other ancillary agreements. DLJ made a financial presentation evaluating the proposed transaction from a financial point of view and delivered its opinion that the terms of the proposed investment and the price to be paid by the Preferred Stock Investors for the Series B and Series C Convertible Preferred Stock were fair to the Company from a financial point of view. The Committee unanimously approved the Preferred Stock Purchase Agreement and the ancillary agreements. The Committee also recommended necessary amendments to the Certificate of Incorporation and stockholder rights plan and authorized management to take all appropriate action with respect to any filings or other matters necessary to consummate the investment by Capital Z, which were ratified on February 10, 1999 by the Board of Directors.

         Between October 14 and December 23, Capital Z conducted extensive legal and operative due diligence on the Company and retained an outside consulting firm to evaluate the Company. On December 23, 1998, the Company and Capital Z entered into the Preferred Stock Purchase Agreement.

         On January 14, 1999, the Company received notification that the New York Stock Exchange (the "NYSE") would permit the Company to issue the Series B and Series C Convertible Preferred Stock pursuant to the Preferred Stock Purchase Agreement without having to seek approval of the stockholders of the Company. Under the Shareholder Approval Policy (the "Policy") of the NYSE, the issuance of the Series B and Series C Convertible Preferred Stock would normally require approval of the stockholders of the Company. However, the Audit Committee of the Company's Board of Directors determined that the delay necessary to secure approval of the Company's stockholders would seriously jeopardize the financial viability of the Company. Based on that determination, the NYSE accepted the Company's application for an exception to the Policy. On February 10, 1999, the Company and Capital Z amended the Preferred Stock Purchase Agreement to provide for the sale of an additional 1,500 shares of Series C Convertible Preferred Stock, at $1,000 per share, for $1.5 million. On February 10, 1999, Capital Z informed the Company that it intended to designate Georges C. St. Laurent, Jr., a director of the Company, to purchase the additional shares.

         The Initial Closing occurred on February 10, 1999, wherein the Company completed the sale of 26,704 shares of Series B Convertible Preferred Stock to Capital Z, and the sale of 49,796 shares of Series C Convertible Preferred Stock to Capital Z and Mr. St. Laurent, a designee of Capital Z, for the aggregate gross purchase price of $76.5 million. Also, on February 10, 1999, the Company completed the sale to Cary H. Thompson of 250 shares of Series C Convertible Preferred Stock, at $1,000 per share, for $250,000, in satisfaction of Mr. Thompson's obligations under the Management Investment Agreement, dated as of December 23, 1998, by and between the Company and Mr. Thompson. Thus, the total gross proceeds from the sale of Series B and Series C Convertible Preferred Stock received by the Company at the Initial Closing were $76.75 million.

         On February 10, 1999, as a material inducement to Capital Z's investment, Neil B. Kornsweit, the President and a director of the Company, agreed to terminate his then existing Employment Agreement with the Company (referred to herein as the "Original Kornsweit Employment Agreement") and enter into a new Employment Agreement (referred to herein as the "New Kornsweit Employment Agreement"). To induce Mr. Kornsweit to agree to terminate his then existing Employment Agreement and to give up valuable ongoing rights to bonuses based on the retail and broker loan production of the Company (without which Capital Z had informed the Company that it would be unwilling to proceed with its investment), the Company agreed to pay to Mr. Kornsweit his bonus of $1.46 million for 1998's fourth fiscal quarter, the receipt of which Mr. Kornsweit had previously agreed to defer.


FACTORS CONSIDERED BY THE BOARD OF DIRECTORS IN APPROVING THE CAPITAL Z TRANSACTION


         The Board of Directors of the Company approved the Letter Agreement and the Draft Proposal, approved the transactions contemplated by the Preferred Stock Purchase Agreement, and determined to recommend the transactions set forth in the Preferred Stock Purchase Agreement to the stockholders of the Company after carefully considering all available information, including the following:


         The Financial Condition of the Company. As set forth in detail above, the Company was experiencing a severe cash flow and liquidity crisis that resulted from, in large part, global conditions in the capital and credit markets, hedge exposure issues, weakness in the asset-backed securities market, increasing reliance on whole loan sales, and weakness in the public equity and debt markets. These financial difficulties manifested themselves in the Company's restricted warehouse availability which resulted in a significant reduction in loan production. Due to the deteriorating financial condition of the Company, the Board of Directors determined that a strategic transaction in the form of an investment or business combination was necessary to sustain the Company as a going concern. An investment by Capital Z, as set forth in the Draft Proposal, would present the Company with up to $100 million in working capital in the form of equity.

         Absence of Additional Third Party Offers. Despite over a year-long effort by DLJ, the Company was not presented with any serious offers for a significant financing or business combination transaction other than the proposed investment by Capital Z as set forth in the Draft Proposal.

         Liquidation of Assets of the Company. Based upon DLJ's research, the Board of Directors concluded that a voluntary liquidation of the assets of the Company would result in an aggregate of between approximately $18.9 million and $25.4 million (or $0.61 and $0.82 per common share) to the holders of the common stock of the Company, after deducting expenses relating to such liquidation and payment of outstanding debt. The Board of Directors noted that this strategic option would not provide the holders of common stock any value on a going-forward basis and would not provide the holders of common stock with any cash disbursement until July 2003 or with the ability to enjoy the effects of a possible positive change in the global capital and credit markets, the asset-backed securities market and the global equity and debt markets.

         Possible Change in Global Market Conditions. The Board of Directors concluded that the proposed investment by Capital Z, as set forth in the Draft Proposal, best positioned the Company to continue as a going concern until such time as a positive change in the capital and credit markets, the asset-backed securities market and the global equity and debt markets could result in the strengthening of the Company's financial condition and results of operations.

         Fairness Opinion of DLJ. DLJ rendered an opinion to the Board of Directors that the proposed investment by Capital Z, as set forth in the Draft Proposal, and the transactions contemplated by the Preferred Stock Purchase Agreement, were fair to the holders of common stock of the Company. Substantial Dilution to the Existing Stockholders. The Board of Directors considered the substantial dilutive impact of the Capital Z Investment on existing stockholders.

BOARD OF DIRECTORS RECOMMENDATIONS

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE STOCK PROPOSALS AND THE STOCK SPLIT AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE TO APPROVE EACH OF THEM.

                         ELECTION OF SERIES B DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. One group, consisting of four Directors (the "Series B Directors"), are elected by the holders of the Series B Convertible Preferred Stock and the other group, consisting of five Directors (the "Common Stock Directors"), are elected by the holders of the Common Stock and the holders of the Series B Convertible Preferred Stock, voting as a single class. The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two Directors, with a term expiring in 2000, Class II, consisting of two Directors, with a term expiring in 1999, and Class III, consisting of one Director, with a term expiring in 2001. At each annual meeting of stockholders, all of the Series B Directors are elected for a one-year term and Common Stock Directors constituting one of the classes with staggered terms are elected for three-year terms.

         The Company has agreed, from and after the Initial Closing, to nominate four designees of the holders of Series B Convertible Preferred Stock to be elected as the Series B Directors at each annual meeting of stockholders. The nominees for election as Series B Directors identified below have been designated by Capital Z.

         At the Meeting, the four Series B Directors will be elected for a term expiring at the next Annual Meeting of Stockholders. Series B Directors may be removed without cause by the vote of a majority of the holders of Series B Convertible Preferred Stock then entitled to vote.


         Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominee(s) are unable or unwilling to serve as directors at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee as shall be designated by the holders of Series B Convertible Preferred Stock to fill any vacancy. The Company has no reason to believe that such nominees will be unwilling or unable to serve if elected as a director.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

         The Board of Directors proposes the election of the following nominees as Series B Directors:

                              Steven M. Gluckstern
                                 Mani A. Sadeghi
                                  Adam M. Mizel
                                 David A. Spuria

         If elected, the nominees are expected to serve until the next Annual Meeting of Stockholders. The election of each of the nominees for Series B Director requires the affirmative vote of a majority of the votes entitled to be cast by holders of Series B Convertible Preferred Stock who are present (either in person or by proxy) at the Meeting. The holders of the Series B Convertible Preferred Stock have agreed to cast their votes in favor of the nominees listed above. Accordingly, election of each of the nominees is assured.

                   ELECTION OF CLASS III COMMON STOCK DIRECTOR

         The Bylaws of the Company provide that the Board of Directors shall consist of no fewer than three and no more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of nine directors divided into two groups. One group, consisting of four Directors (the "Series B Directors"), are elected by the holders of the Series B Convertible Preferred Stock and the other group, consisting of five Directors (the "Common Stock Directors"), are elected by the holders of the Common Stock and the holders of the Series B Convertible Preferred Stock, voting as a single class. The Common Stock Directors are further divided into three classes with staggered terms: Class I, consisting of two Directors, with a term expiring in 2000, Class II, consisting of two Directors, with a term expiring in 1999, and Class III, consisting of one Director, with a term expiring at the Meeting. At each annual meeting of stockholders, all of the Series B Directors are elected for a one-year term and Common Stock Directors constituting one of the classes with staggered terms are elected for three-year terms.

         The Company has agreed, from and after the Initial Closing, to nominate one designee of Capital Z to be elected as a Common Stock Director at each annual meeting of stockholders in which the applicable group is to be elected. The nominee for election as a Common Stock Director identified below has been designated by Capital Z.

         At the Meeting, the Common Stock Director will be elected for a term expiring at the 2001 Annual Meeting of Stockholders. The Common Stock Directors may be removed only for cause with the vote of a majority of the votes entitled to be cast by the holders of Common Stock and Series B Convertible Preferred Stock.

         Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominee named below. If the nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment thereof, the Proxies will be voted for such other nominee as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that such nominee will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

         The Board of Directors proposes the election of the following nominee as the Class III Common Stock Director:


                                  Eric C. Rahe

         If elected, the nominee is expected to serve until the 2001 Annual Meeting of Stockholders. The election of the nominee for Common Stock Director requires the affirmative vote of a majority of votes entitled to be cast by the holders of Common Stock and Series B Convertible Preferred Stock who are present (either in person or by proxy) at the Meeting, voting as a single class. The holders of the Series B Convertible Preferred Stock and each of the executive officers and directors of the Company have indicated that they intend to vote all shares of Common Stock and/or Series B Convertible Preferred Stock held by them in favor of the nominee listed above. The holders of the Series B Convertible Preferred Stock and Messrs. Thompson and Kornswiet have indicated their intention to cast their votes in favor of the election of the nominee identified above. Accordingly, the election of such nominee is assured.

CAPITAL Z AND THE BOARD OF DIRECTORS

         If each of the nominees for Series B Directors are elected at the Meeting (which election is assured), and the nominee for Class III Common Stock Director is elected at the Meeting, affiliates of Capital Z will occupy five of the nine positions on the Company's Board of Directors and, thus, will be able to control the management and operations of the Company.

                                   MANAGEMENT

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS


         The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of May 13, 1999:


                                                                       YEAR TERM
NAME                           AGE     POSITION                          EXPIRES

NOMINEES:


Steven M. Gluckstern           47      Chairman of the Board              1999
Adam M. Mizel                  29      Director                           2001

Eric C. Rahe                   30      Director                           1999

Mani A. Sadeghi                35      Chief Executive Officer and        1999
                                       Director

David A. Spuria                38      Director                           1999

CONTINUING DIRECTORS:


George W. Coombe, Jr.          73      Director                           2000
Neil B. Kornswiet              41      President and Director             2000
Georges C. St. Laurent, Jr.    62      Director                           1999
Cary H. Thompson               41      Vice Chairman of the Board         1999



OTHER EXECUTIVE OFFICERS:


Mark E. Costello               48      Executive Vice President -
                                       Aames Funding Corporation

Barbara S. Polsky              44      Executive Vice President,
                                       General Counsel and Secretary
David A. Sklar                 45      Executive Vice President -
                                       Finance & Chief Financial
                                       Officer (Chief Accounting Officer)

         The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

          GEORGE W. COOMBE, JR. is a Senior Fellow at the Stanford Law School teaching International Commercial Arbitration. From 1990 to 1995, Mr. Coombe was a partner in the law firm of Graham & James and from 1975 to 1990, he was Executive Vice President and General Counsel of Bank of America. From 1968 to 1975, Mr. Coombe served as Assistant General Counsel and Corporate Secretary of General Motors Corporation.


          STEVEN M. GLUCKSTERN was elected a Director and appointed Chairman of the Board of Directors of the Company in February, 1999. Mr. Gluckstern has served as a Chairman of the Board of Capital Z Management, Inc. and Capital Z Partners, Ltd. since July 1998, as Chairman of Zurich Centre Group LLP since 1996 and as Chairman of Zurich Reinsurance (North America), Inc. since 1993.

          NEIL B. KORNSWIET was elected President in February 1999, and has served as a Director since September 1996. Mr. Kornswiet was appointed Co-Chairman of the Board in November 1997, a position he held until February 1999. Mr. Kornswiet founded One Stop Mortgage, Inc. ("One Stop") in August 1995 and was its Chairman, Chief Executive Officer and President from September 1995 through its acquisition by the Company in August 1996. Mr. Kornswiet continues to serve as Chairman, Chief Executive Officer and President of One Stop, now a wholly owned subsidiary of the Company. Mr. Kornswiet was also named an Executive Vice President of the Company in September 1996 and President of the Company in May 1997. From 1992 to 1995, Mr. Kornswiet was President of Quality Mortgage, a privately held mortgage banking company. From 1983 to 1992, Mr. Kornswiet was a lawyer specializing in consumer credit and other regulatory matters for financial institutions and mortgage banking companies.

          ADAM M. MIZEL was elected a Director in February 1999. Mr. Mizel has served as a Senior Vice President and Director of Capital Z Management, Inc. and Capital Z Partners, Ltd. since August 1998. From April 1994 through August 1998, Mr. Mizel served as Vice President and Managing Director at Zurich Centre Investments, Inc.

          ERIC C. RAHE was elected a Director in February 1999. Mr. Rahe has served as a Vice President of Capital Z Management, Inc. since August 1998. From August 1996 through July 1998, Mr. Rahe served as both an Associate and Vice President of Insurance Partners, a private equity fund focused on the insurance industry. From January 1994 through August 1996, Mr. Rahe was an Analyst and an Associate at the investment-banking firm of Donaldson, Lufkin & Jenrette Securities Corporation.

         MANI A. SADEGHI was elected a Director in February 1999 and was appointed Chief Executive Officer in May 1999. Mr. Sadeghi has served as Chief Executive Officer of Equifin Capital Partners, LLC, which provides private equity investment management and advisory services, since June 1998. Mr. Sadeghi has also served as Group President of AT&T Capital Corporation from September 1996 until February 1998, as Corporate Development Officer from September 1994 to September 1996 and as the Director of Strategic Planning and Business Development at GE Capital Corporation from July 1992 through September 1994.

          DAVID A. SPURIA was elected a Director in February 1999. Mr. Spuria has served as General Counsel of Capital Z Partners Ltd. and Capital Z Management, Inc. since July 1998. Mr. Spuria was as a partner from January 1995 through July 1998 and an associate from March 1991 through December 1994 with the law firm of Weil, Gotshal & Manges, LLP.


          GEORGES C. ST. LAURENT, JR. has served as a Director of the Company since November 1997. Mr. St. Laurent, who held the position of Co-Chairman of the Board from November 1997 through February 1999, is the former Chairman of the Board and Chief Executive Officer of Western Bank, Oregon (1988 to 1997). Currently, Mr. St. Laurent is a principal in various real estate, agricultural and forestry related ventures and also serves as a director of Baxter International, Inc. and The Perkin Elmer Corporation.


         CARY H. THOMPSON has served as a Director of the Company since January 1992 and Vice Chairman of the Board of Directors since May 1999. He was Chief Operating Officer of the Company from March 1996 until May 1997, and Chief Executive Officer of the Company from May 1997 until May 1999. From May 1994 until joining the Company, Mr. Thompson served as Managing Director-Head of United States Financial Institutions and Media Group for NatWest Markets. From June 1989 to May 1994, Mr. Thompson was Senior Vice President-Head of West Coast Financial Institutions Group for Oppenheimer & Co. Mr. Thompson is also on the Board of Directors of Fidelity National Financial, Inc., a title insurance company.


         MARK E. COSTELLO joined the Company in March 1995 as Vice President - Correspondent Lending. He was named Senior Vice President - Correspondent Lending in October 1995 and Executive Vice President - Loan Production in May 1997. Prior to joining the Company, he was Director of Wholesale Lending for Advanta Mortgage Corporation USA. From 1980 to 1993, Mr. Costello was a Vice President with Citibank, New York, in the mortgage and consumer banking areas.

         BARBARA S. POLSKY joined the Company in May 1996 as Senior Vice President and General Counsel. In May 1997, she became Executive Vice President and General Counsel and in June 1997 she was appointed Secretary of the Company. Prior to joining the Company, Ms. Polsky was a partner in the law firm of Manatt, Phelps & Phillips, LLP, where she specialized in financial institution and corporate securities matters.

          DAVID A. SKLAR joined the Company in May 1997 as Executive Vice President-Finance. In November 1997, he was named Executive Vice
President-Finance and Chief Financial Officer. Prior to joining the Company he was Executive Vice President and Chief Financial Officer of Imperial Bancorp and subsidiaries.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of 14 meetings during the fiscal year ended June 30, 1998. Among its committees, the Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended June 30, 1998, each director, with the exception of Lee Masters, attended at least 75% of the meetings of the Board of Directors and Committees on which he served.


         The Audit Committee met 5 times and the Compensation Committee met 7 times during the fiscal year ended June 30, 1998. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent accountants, discussing the scope and results of the audit with the accountants, discussing the Company's financial accounting and reporting principles and the adequacy of the Company's financial controls with the accountants and the Company's management, discussing the results of internal audits with management and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews, approves and recommends to the Board of Directors all short-term compensation and compensation plans for Officersofficers with the title of Senior Vice President and above as well as approves and authorizes as to employees, grants under the Corporation's stock option plans. See "Report of the Compensation Committee on Executive Compensation" attached to this Proxy Statement as Exhibit "A." In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee. Currently, the members of the Audit Committee are Messrs. Coombe, Mizel and Rahe, the members of the Compensation Committee are Messrs. Gluckstern, Mizel and St. Laurent and the members of the Stock Option Committee are Messrs. Coombe and St. Laurent.

         In November 1998, the Board of Directors also formed a Strategic Planning Committee which consisted of Messrs. Coombe, Kinder and St. Laurent. The Strategic Planning Committee was authorized to negotiate the terms and conditions of the investment by Capital Z, evaluate and determine whether to consummate the transaction with Capital Z, review and approve definitive agreements with respect thereto and take any and all other actions which a Board of Directors is authorized to take in connection therewith. Mr. Kinder resigned from the Board of Directors of the Company, effective February 10, 1999.


COMPENSATION OF DIRECTORS

         Each director who is not an officer of or otherwise employed by the Company as either an employee or a consultant is entitled to receive an annual retainer of $8,000, a fee of $2,000 for each regular or special Board meeting attended in person, $500 for each regular or special committee meeting attended in person or by telephone, and $1,000 for each regular or special Board meeting attended by telephone.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; EMPLOYMENT AGREEMENTS


         On December 23, 1998, the Company and Capital Z entered into the Preferred Stock Purchase Agreement, as amended on February 10, 1999, providing for an equity investment by Capital Z and its designees of up to $101.5 million in the Company. Pursuant to the Preferred Stock Purchase Agreement, the Company issued to Capital Z at the Initial Closing 26,704 shares of Series B Convertible Preferred Stock and 48,296 shares of Series C Convertible Preferred Stock for $1,000 per share for an aggregate of $75 million. Georges C. St. Laurent, Jr., a Director of the Company, pursuant to the Preferred Stock Purchase Agreement as a designee of Capital Z, purchased 1,500 shares of Series C Convertible Preferred Stock for $1,000 per share for an aggregate investment of $1.5 million. Pursuant to the Preferred Stock Purchase Agreement, the Company will distribute Subscription Rights to the holders of its Common Stock providing them the right to purchase, in the aggregate, up to 25 million shares of the Series C Convertible Preferred Stock of the Company for $1.00 per share for an aggregate of $25 million as soon as practicable following adoption of the Stock Proposals and the Stock Split. Capital Z has agreed to purchase any and all of the shares of Series C Convertible Preferred Stock not purchased by the holders of Common Stock in the Rights Offering. FollowingAt the Initial Closing, Capital Z transferred ownership of its Series B Convertible Preferred Stock and Series C Convertible Preferred Stock to Specialty Finance Partners, a Bermuda general partnership ("Specialty Partners"), 99.6% of which is owned by Capital Z and 0.4% of which is owned by Equifin Capital Partners, Ltd. ("Equifin Capital").

         On January 4, 1999, Capital Z Management, Inc. ("Cap Z Management"), an affiliate of Capital Z, received, as a fee for the Standby Commitment, a warrant to purchase 1.25 million shares of the Company's Common Stock at an initial exercise price of $1.00 per share. In addition, on February 10, 1999, the Company paid to Cap Z Management a $1 million transaction fee in connection with the transactions contemplated by the Preferred Stock Purchase Agreement and issued to Cap Z Management an additional warrant (the "Contingent Warrant") to purchase up to 3 million shares of the Company's Common Stock at an initial exercise price of $1.00 per share, which is exercisable only if the Recapitalization (as defined herein) is not completed by the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting). In addition, in connection with the transactions contemplated by the Preferred Stock Purchase Agreement, the Company has paid to Cap Z Management aggregate additional fees of $2 million and has agreed to reimburse Capital Z for all of its expenses incurred in connection with the negotiation and execution of the Preferred Stock Purchase Agreement and the transactions contemplated thereby.

         On February 10, 1999, pursuant to the Preferred Stock Purchase Agreement, the Company entered into a Preferred Stock Purchase Agreement For Management Advisory Services (the "Equifin Agreement") with Equifin Capital Management, LLC ("Equifin Management"), pursuant to which the Company is obligated to pay to Equifin Management, a quarterly management advisory fee of $250,000 for a period of five (5) years. On February 10, 1999, pursuant to the Equifin Agreement, the Company paid to Equifin $250,000 in consideration of consulting services rendered prior to the execution of the Equifin Agreement and as an advance for consulting services to be rendered in the quarter ending March 31, 1999.

          Each of Messrs. Gluckstern, Mizel, Rahe and Spuria, Directors of the Company, has a direct or indirect interest in Capital Z and Cap Z Management. Mr. Sadeghi, the Chief Executive Officer and a Director of the Company, has a material equity interest in Equifin Management and Equifin Capital. Messrs. Gluckstern, Mizel and Spuria are members of Capital Z Partners, Ltd., a Bermuda corporation ("Cap Z Ltd."), which is the general partner of Capital Z Partners, L.P. ("Cap Z Partners"), which is the general partner of Capital Z. Messrs. Gluckstern and Mizel are limited partners of Cap Z Partners and shareholders of Cap Z Management. Messrs. Gluckstern and Mizel are officers of Cap Z Management. Mr. Rahe is an officer of Cap Z Management and a limited partner of Cap Z Partners. Mr. Sadeghi is the Chief Executive Officer of Equifin Management and Equifin Capital. Cap Z Ltd. is a preferred shareholder of Equifin Capital. Mr. Spuria is General Counsel of Cap Z Ltd. and Cap Z Management and a limited partner of Cap Z Partners.

          On August 28, 1996, the Company acquired One Stop, a residential mortgage lender. Prior to the acquisition, One Stop was owned by Neil B. Kornswiet, currently the President and a Director of the Company. In the acquisition, the Company issued approximately 3.5 million shares of the Common Stock, 2.4 million shares of which was issued to Mr. Kornswiet. In addition, Mr. Kornswiet has agreed to purchase 1,667,000 shares of Series C Convertible Preferred Stock in the Rights Offering for $1.00 per share. Mr. Kornswiet continues to serve as President, Chief Executive Officer and Chairman of the Board of Directors of One Stop. See "Executive Compensation."

         On January 26, 1998, the Board of Directors approved the Executive and Director Loan Program under which directors and executive officers of the Company are entitled to obtain a mortgage loan from the Company at the Company's cost of funds (plus 25 basis points) as determined by an approved, independent investment banking firm. All loans made under the Executive and Director Loan Program are fixed rate, fully amortized, 15- or 30-year loans with no prepayment penalties and are underwritten to the Company's underwriting guidelines in effect at the time of the loan. Participants in this program are not charged any loan fees except for those fees or costs charged by third parties. The following executive officers and directors have home refinance loans with the Company for the following principal amount and outstanding balance (as of June 15, 1999) at an interest rate of 6.5% (except where noted otherwise): Mark E. Costello, officer, $325,000 loan amount, $304,839.55 outstanding balance; Barbara S. Polsky, executive officer, $400,500 loan amount, $394,858.36 outstanding balance; David A. Sklar, executive officer, $379,300 loan amount, $374,326.84 outstanding balance; Cary H. Thompson, director, $1,500,00 loan amount (at an interest rate of 7.375%), $1,500,000 outstanding balance.


         From time to time certain officers, directors and employees of the Company, as well as members of their immediate families, acted as private investors in loan transactions originated by the Company. All such loans are originated on terms and conditions which are no more favorable than loans originated by the Company for other nonaffiliated private investors except that such persons receive 75% of any prepayment fees collected by the Company on such loans. The Company discontinued its private investor program in August 1997.


         Cary Thompson, the Vice Chairman of the Board of Directors of the Company and the owner of 21,900 shares of the Company's Common Stock and 250 shares of the Company's Series C Convertible Preferred Stock, and Neil Kornswiet, the Company's President and a director of the Company and the owner of 1,812,860 shares Company's Common Stock (collectively, the "Management Shareholders"), have each entered into a Management Voting Agreement with Capital Z (the "Management Voting Agreement") pursuant to which the Management Investors have agreed to vote all of the shares of capital stock beneficially owned by them (the "Management Shares") in favor of the Common Stock Proposal, the Preferred Stock Proposal, the Stock Split and against any proposal for an alternative transaction or any other matter which would materially impede, interfere with or delay any of the transaction contemplated by the Preferred Stock Purchase Agreement. In the event the Stock Proposals and the Stock Split (the "Recapitalization") are not consummated prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), the Management Shareholders have agreed to vote all Management Shares as directed by the Board of Directors. The Management Voting Agreement will terminate at the completion of the Recapitalization and with respect to any Management Shares which are transferred as permitted by the Management Voting Agreement.

          On December 23, 1998, each of the Management Shareholders entered into a Management Investment Agreement with the Company. Pursuant to the Management Investment Agreements, Cary Thompson purchased 250 shares of Series C Convertible Preferred Stock for $1,000 per share at the Initial Closing (equivalent to 250,000 shares at $1.00 per share if the Recapitalization is effected) and Neil Kornswiet is obligated to purchase 1,667,000 shares of Series C Convertible Preferred Stock in the Rights Offering for $1.00 per share. Mr. Kornswiet will pay for his shares purchased in the Rights Offering by delivering to the Company a five-year promissory note. The note will bear interest at 6.5% per annum and be payable from 25% of any annual cash bonus Mr. Kornswiet receives. The note accelerates upon Mr. Kornswiet's termination of employment and is secured by the shares to be purchased. Unlike the other management stockholders, if Mr. Kornswiet is still employed by the Company on February 10, 2000 or was terminated earlier by the Company for a reason other than for "cause" (as defined in the note), the note becomes non-recourse.


         The Company entered into an employment agreement with Cary H. Thompson, Chief Executive Officer of the Company, in March 1996 (amended in May 1997 and August 1998) (the "Original Thompson Employment Agreement") pursuant to which Mr. Thompson was employed as Chief Executive Officer at a base salary of $900,000 per year. He was also entitled to receive, at the expense of the Company, the use of an automobile (including all maintenance and expenses associated therewith), a standard term life insurance policy in the amount of $1 million, a standard term accidental death policy in the amount of $1 million, under certain circumstances, a long-term disability policy providing an annual disability payment equal to 125% of his base salary and coverage for him and the dependent members of his family under the Company's medical and dental policies. Pursuant to the Original Thompson Employment Agreement, at the time he was hired, Mr. Thompson was also granted a bonus in the form of non-qualified options to purchase 1,125,000 shares of the Common Stock and additional non-qualified options to purchase 670,950 shares of the Common Stock to assist him in providing for federal and state income taxes payable as a result of such bonus options and in recognition of the fact that the Company may benefit from federal and state tax deductions as a result. In the event of a Severance Termination (as defined in the agreement) or a voluntary termination following a Change in Control (generally, a 20% change in the voting power of the Common Stock, certain changes in Board membership, a merger or complete liquidation or dissolution of the Company), the Company was obligated to pay Mr. Thompson two years' base salary plus an amount based on the performance bonuses previously paid. In addition, all options held by him were to vest as of the Severance Termination and remain exercisable for 12 months following such date. In addition, in the event of a Change in Control, all options would become immediately vested and remain exercisable for the entire remaining term of the option.


         Concurrently with the execution of the Preferred Stock Purchase Agreement, the Company entered into a five-year employment agreement with Cary
H. Thompson, the Company's Chief Executive Officer (the "New Thompson Employment Agreement"). The New Thompson Employment Agreement was effective on the date of the Initial Closing, at which time the Original Thompson Employment Agreement was terminated. The New Thompson Employment Agreement superceded and invalidated any of Mr. Thompson's rights and benefits accruing under all other employment, change in control, stock option and any and all other agreements between Mr. Thompson and the Company that provide for the payment of compensation or benefits to Mr. Thompson other than (i) benefits provided under the Company's 401(k) plan, (ii) the use of an automobile (including all maintenance and expenses associated therewith) at the expense of the Company, and (iii) stock options granted to Mr. Thompson under the Company's various stock option plans and stock options granted outside of such plans. Under the New Thompson Employment Agreement, Mr. Thompson earned an annual base salary of $600,000 and was entitled to receive cash bonuses after the 1999 calendar year of between 0-100% of Mr. Thompson's annual base salary. Mr. Thompson also was entitled to receive, at the expense of the Company, (i) not less than $2 million of standard term life insurance, (ii) medical and dental benefits for Mr. Thompson and members of his family, (iii) a long-term disability policy providing for payments in an amount equal to 60% of Mr. Thompson's annual base salary, provided such policy could be obtained for a reasonable cost, (iv) other benefits under the Company's savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives, and (v) reimbursement of reasonable business expenses incurred in accordance with the Company's policies. Under the New Thompson Employment Agreement, the Company was obligated to grant to Mr. Thompson an option to purchase 2,580,162 shares of the Company's common stock pursuant to the Company's 1999 Stock Option Plan. Upon termination of employment by Mr. Thompson for "Good Reason", as defined in the New Thompson Employment Agreement or by the Company without "Cause", as defined in the New Thompson Employment Agreement, Mr. Thompson was entitled to receive severance benefits for a period of 12 months, payable in accordance with the Company's payroll policy, an amount equal to (i) $2 million, if the termination occurred within one year of the Initial Closing, (ii) $1.5 million, if the termination occurred during the second year,
(iii) $1.0 million if the termination occurred in the third year, and (iv) $0.5 million if the termination occurred after the fourth anniversary of the Initial Closing.

         On May 13, 1999, Mr. Thompson resigned as Chief Executive Officer of the Company. The termination of Mr. Thompson's employment will be treated pursuant to the terms of his employment agreement.


         The Company entered into an employment agreement with Neil B. Kornswiet, the Company's President and One Stop's Chairman, President and Chief Executive Officer on August 28, 1997 with an original expiration date of August 27, 2002. The agreement was amended and restated and extended for an additional two years in August 1998 (as amended, the "Original Kornswiet Employment Agreement"). Under the Original Kornswiet Employment Agreement, Mr. Kornswiet earned a base salary of $900,000 per year and was entitled to a quarterly performance bonus equal to between $1.35 million and $1.65 million depending on the retail and broker loan production of the Company (the "Performance Bonus"). Mr. Kornswiet was also entitled to receive, at the expense of the Company, the use of an automobile (including all maintenance and expenses associated therewith), a standard term life insurance policy in the amount of $1 million, a standard term accidental death policy in the amount of $1 million, under certain circumstances, a long-term disability policy providing an annual disability payment equal to 125% of his base salary and coverage for him and the dependent members of his family under the Company's medical and dental policies. In the event of a Change in Control (as defined in the Original Thompson Employment Agreement) Mr. Kornswiet would have received $30 million minus the amount of any Performance Bonus previously paid (the "Performance Severance Payment"). In the event of a Severance Termination (as defined in the agreement) or a voluntary termination following a Change in Control, Mr. Kornswiet would receive his base salary for three years (or the remaining term of the agreement, if longer), the Performance Severance Payment to the extent not previously paid and an amount, if any, necessary to reimburse him on a net after-tax basis for any applicable federal excise tax. In addition, in the event of a Change in Control, all options would become immediately vested and remain exercisable for the entire remaining term of the option.


         Concurrently with the execution of the Preferred Stock Purchase Agreement with Capital Z, the Company entered into a five-year employment agreement with Neil B. Kornswiet, which supersedes the prior employment agreement (the "New Kornswiet Employment Agreement"). To induce Mr. Kornsweit to enter into the New Kornsweit Employment Agreement, the Company paid to Mr. Kornsweit his June 1998 bonus of $1,460,000, the receipt of which Mr. Kornsweit had previously deferred. The New Kornswiet Employment Agreement became effective on the date of the Initial Closing. The New Kornswiet Employment Agreement supersedes and invalidates any of Mr. Kornswiet's rights and benefits accruing under all other employment, change in control and any and all other agreements between Mr. Kornswiet and the Company and its subsidiaries that provide for the payment of compensation or benefits to Mr. Kornswiet other than (i) benefits provided under the Company's 401(k) plan, (ii) the use of an automobile (including all maintenance and expenses associated therewith) at the expense of the Company, and (iii) stock options granted to Mr. Kornswiet under the Company's various stock option plans and, upon amendments being adopted, certain stock options granted to, and forfeited by, employees of One Stop which were assumed by the Company in connection with the Company's acquisition of One Stop. Under the New Kornswiet Employment Agreement, Mr. Kornswiet will earn an annual base salary of $600,000 and is entitled to receive (i) a guaranteed cash bonus for calendar year 1999 in the amount of $540,000 in the form of a recourse loan which will be forgiven and deemed paid in full so long as Mr. Kornswiet remains employed by the Company through the first anniversary of the effective date of the New Kornswiet Employment Agreement or, if less than one year, through the date his employment is terminated by death, disability, by Mr. Kornswiet for "Good Reason" (as defined in the New Kornswiet Employment Agreement) or by the Company without "Cause" (as defined in the New Kornswiet Employment Agreement),
(ii) a cash supplemental bonus for Mr. Kornswiet's first year of employment payable within 2-1/2 months after the first anniversary of the effective date subject to the Board of Directors' determination that the Company has completed a satisfactory program of cost reductions by such anniversary date, (iii) cash bonuses after the 1999 calendar year of between 0-100% of Mr. Kornswiet's annual base salary, with an expected bonus of $400,000 and a bonus in excess of 100% of his annual base salary for extraordinary performance which shall be payable in accordance with a budget approved by the Board of Directors of the Company and the achievement of other non-financial goals adopted by the Board, (iv) a loan equal to $1,167,000 which shall be non recourse provided that Mr. Kornswiet remains employed by the Company through the date of the first anniversary of the effective date of the New Kornswiet Employment Agreement or, if less than one year, termination of employment based upon death, disability, by Mr. Kornswiet with good reason or by the Company without Cause. To induce Mr. Kornsweit to enter into the New Kornsweit Employment Agreement, the Company paid to Mr. Kornsweit $1,460,000 which represents Mr. Kornswiet's June 1998 bonus which was previously deferred by Mr. Kornswiet. Mr. Kornswiet is also entitled to receive, at the expense of the Company, (i) not less than $2 million of standard term life insurance, (ii) medical and dental benefits for Mr. Kornswiet and members of his family, (iii) a long-term disability policy providing for payments in an amount equal to 60% of Mr. Kornswiet's annual base salary, provided such policy can be obtained for a reasonable cost, (iv) other benefits under the Company's savings, pension and retirement plans and other benefit plans or programs maintained by the Company for the benefit of its executives, and (v) reimbursement of reasonable business expenses incurred in accordance with the Company's policies. Under the New Kornswiet Employment Agreement, the Company will grant Mr. Kornswiet an option to purchase 3,214,642 shares of the Company's Common Stock pursuant to the Company's 1999 Stock Option Plan. Upon termination of employment by Mr. Kornswiet for Good Reason, or by the Company without Cause, Mr. Kornswiet will be entitled to receive severance benefits for a period of 12 months, payable in accordance with the Company's payroll policy, an amount equal to (i) $2 million, if the termination occurs within one year of the Initial Closing, (ii) $1.5 million, if the termination occurs during the second year,
(iii) $1.0 million if the termination occurs in the third year, and (iv) $0.5 million if the termination occurs after the fourth anniversary of the Initial Closing. The New Kornswiet Employment Agreement requires that, for so long as Capital Z or its designated purchasers, owns at least 25% of the outstanding voting securities of the Company, Mr. Kornswiet may not to sell, assign or otherwise transfer during his employment with the Company, in any twelve month period, more than 25% of the aggregate amount of shares of Company stock which Mr. Kornswiet owned immediately prior to the Initial Closing, subject to waiver by the Board of Directors in the event of extraordinary hardship.

         Effective June 1, 1997, the Company entered into a two-year employment agreement with Mark E. Costello, Executive Vice President-Loan Production. Under the agreement, Mr. Costello is entitled to a base salary of $200,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. If Mr. Costello's employment is terminated without cause, he will receive an amount equal to six months' base salary. If Mr. Costello's employment is terminated or he voluntarily resigns for Good Reason (defined to include a material reduction in his duties or base salary) in connection with a Change in Control (generally, a 50% change in the voting power of the Common Stock, certain changes in Board membership, a merger or complete liquidation or dissolution of the Company), he will receive two years' base salary plus an amount equal to the performance bonus paid to him with respect to the eight fiscal quarters preceding the date of termination. In connection with the Initial Closing, Mr. Costello waived all of his rights under his employment agreement and agreed to purchase 100 shares of Series C Convertible Convertible Preferred Stock for $1,000 per share or $100,000, 50% of which will be paid by delivery to the Company of a 6.5% full recourse promissory note.


         The Company entered into a second amended and restated employment agreement with Barbara S. Polsky, Executive Vice President, General Counsel and Secretary, effective June 1, 1997, with a term expiring on June 20, 2001. The agreement provides for a base salary of $300,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. Ms. Polsky is also entitled to a long-term disability policy providing for an annual disability payment in an amount equal to 100% of her base salary. In the event of a termination without cause, Ms. Polsky will receive two years' base salary plus an amount equal to the performance bonus paid to her for eight fiscal quarters preceding the date of termination. In addition, all options previously granted would become immediately exercisable. In the event of a termination or voluntary resignation in connection with a Change in Control (defined the same as in the Original Thompson Employment Agreement), Ms. Polsky would receive the same benefits as in a termination without cause. The Series B and Series C Convertible Preferred Stock issued to Capital Z at the Initial Closing was a Change in Control as defined in Ms. Polsky's employment agreement. The Company is currently discussing the possibility of a waiver of the Change in Control provision as well as the salary and bonus provisions in Ms. Polsky's employment agreement with Ms. Polsky.


         The Company entered into an amended and restated employment agreement with Joseph Magnus, Executive Vice President, Chief Credit Officer, effective June 1, 1997 with a term expiring on January 15, 2000. Mr. Magnus resigned his executive officer position on November 20, 1998. The agreement provided for a base salary of $160,000 per year and a quarterly bonus under the Company's performance bonus plan for executive officers. If Mr. Magnus' employment would have terminated without cause, he would have received an amount equal to six months' base salary. If Mr. Magnus' employment would have terminated or he voluntarily resigned for Good Reason (defined to include a material reduction in his duties or base salary) in connection with a Change in Control (generally, a 20% change in the voting power of the Common Stock, certain changes in Board membership, a merger or complete liquidation or dissolution of the Company), he would have received two years' base salary plus an amount equal to the performance bonus paid to him with respect to the eight fiscal quarters preceding the date of termination. In addition, all of the Options granted over the term shall become immediately exercisable as of the date of such termination and shall remain so for a period of 12 months thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         During the last fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. Messrs. Kinder, Masters and St. Laurent who are not, and have never been, full-time salaried officers or employees of the Company, served as members of the Compensation Committee during the 1998 fiscal year. The Compensation Committee currently consists of Messrs. Gluckstern, Mizel and St. Laurent.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth as of June 1, 1999, certain information relating to the ownership of the Common Stock (which includes shares of Common Stock issuable upon conversion of Series B and Series C Convertible Preferred Stock), Series B Convertible Preferred Stock and Series C Convertible Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers (as defined under "Executive Compensation -- Summary Compensation Table") and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

TITLE OF CLASS          NAME AND ADDRESS                               NUMBER OF SHARES  PERCENT OF CLASS
--------------          ----------------                               ----------------- ----------------

Common Stock            Specialty Finance Partners

                        One Chase Manhattan Plaza, 44th Floor
                        New York, New York 10005.......................  75,000,000(1)        70.74%

Common Stock            Thirty-Five East Investments LLC
                        35 East 62nd Street
                        New York, New York.............................   6,388,233(2)        18.16%

Common Stock            Turtle Creek Revocable Trust
                        200 Crescent Court, Suite 1350
                        Dallas, Texas 75201............................   1,597,057(2)         4.98%


Common Stock            George W. Coombe, Jr. (3)......................       4,300(4)            *
Common Stock            Mark E. Costello (3)...........................      45,125(5)            *
Common Stock            Steven M. Gluckstern (6).......................          --(7)            *
Common Stock            Neil B. Kornswiet (3)..........................   2,407,860(8)         7.56%
Common Stock            Joseph A. Magnus (3)(9)........................          --               *
Common Stock            Adam M. Mizel (6)..............................          --(7)            *
Common Stock            Barbara S. Polsky (3)..........................      89,000(10)           *
Common Stock            Eric C. Rahe (6)...............................          --(7)            *
Common Stock            Mani A. Sadeghi (6)............................          --(7)            *
Common Stock            David A. Sklar (3).............................      83,000(11)           *
Common Stock            David A. Spuria (6)............................          --(7)            *
Common Stock            Georges C. St. Laurent, Jr. (3)................   1,553,300(12)        4.78%
Common Stock            Cary H. Thompson (3)...........................   1,532,200(13)        4.71%
Common Stock            All executive officers, directors and nominees
                        as a group (13 persons)........................   5,714,719(14)       16.40%


Series B Convertible    Specialty Finance Partners

  Preferred Stock (15)  One Chase Manhattan Plaza, 44th Floor
                        New York, New York 10005.......................      26,704(16)         100%



Series C Convertible    Specialty Finance Partners

  Preferred Stock       One Chase Manhattan Plaza, 44th Floor
                        New York, New York 10005.......................      48,296(17)       96.50%


Series C Convertible    Georges C. St. Laurent, Jr. (3)................       1,500(18)        2.99%

  Preferred Stock


                                    Page 33


Series C Convertible    Cary H. Thompson (3)...........................         250(19)           *
  Preferred Stock

Series C Convertible    All executive officers, directors and nominees
  Preferred Stock       as a group (13 persons) (20)...................       1,750            3.49%
----------

 *    Less than one percent.


(1) Consists of 75,000,000 shares of Common Stock issuable upon conversion of Series B and Series C Convertible Preferred Stock. Specialty Finance Partners is a Bermuda general partnership ("Specialty Finance"), 99.6% of which is owned by Capital Z and 0.4% of which is owned by Equifin Capital. As disclosed in the Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on January 4, 1999, as a result of the execution of a Management Voting Agreement, dated as of December 23, 1998, between Capital Z, Cary H. Thompson, Neil B. Kornswiet, stockholders and certain executive officers of the Company, Capital Z may, pursuant to Rule 13d-3 of the Exchange Act, be deemed to be the beneficial owner of 3,320,519 shares of Common Stock of the Company. Capital Z has disclaimed beneficial ownership of these shares. In addition, Capital Z Management, as a result of the receipt of a warrant to purchase 1,250,000 shares of Common Stock of the Company, may be deemed to be the beneficial owner of 1,250,000 shares of Common Stock of the Company. Capital Z has disclaimed ownership of these shares. Capital Z also holds 26,704 shares of Series B Convertible Preferred Stock and 48,296 shares of Series C Convertible Preferred Stock which, upon completion of the Recapitalization, will be convertible into 75,000,000 shares of Common Stock and, prior to the Recapitalization have voting and dividend rights, and rights upon liquidation.

(2) Includes, in the case of Thirty-Five East Investments LLC ("35 East"), 4,162,368 shares of Common Stock issuable upon exercise of warrants and, in the case of Turtle Creek Revocable Trust ("Turtle Creek"), 1,040,591 shares of Common Stock issuable upon the exercise of warrants. Reference is made to the Schedule 13D filed jointly by 35 East and Turtle Creek with the SEC on March 19, 1998. 35 East and Turtle Creek filed jointly, however each disclaimed beneficial ownership in any shares of Common Stock beneficially owned by the other.


(3) The address of each individual is in care of the Company at 350 S. Grand Avenue, 52nd Floor, Los Angeles, California 90071.


(4) Includes 3,300 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 1, 1999.

(5) Includes 40,325 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 1, 1999.


(6) The address of each individual is in care of Capital Z, One Chase Manhattan Plaza, 44th Floor, New York, New York 10005.


(7) Each of Messrs. Gluckstern, Mizel, Rahe, Sadeghi, and Spuria has disclaimed beneficial ownership of the Series B and Series C Convertible Preferred Stock held by Specialty Finance.

(8) Includes 595,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable or which will become exercisable within 60 days of June 1, 1999. If computed excluding options with an exercise price greater than $2.00 per share, Mr. Kornswiet would own 5.84% of the class.


(9) Joseph A. Magnus resigned as an executive officer of the Company on November 20, 1998.


(10) Represents shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 1, 1999.

(11) Represents shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 1, 1999.

(12) Includes 3,300 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 1, 1999, and, assuming the approval of the Recapitalization by the stockholders, includes 1,500,000 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock.

(13) Includes 1,260,234 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 1, 1999 and, assuming the approval of the Recapitalization by the stockholders, includes 250,000 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock. If computed excluding options with an exercise price greater than $2.00 per share, Mr. Thompson would own less than 1.0% of the class.

(14) Includes 1,997,225 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 1, 1999 and, assuming the approval of the Recapitalization by the stockholders, includes 1,750,000 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock.If computed excluding options with an exercise price greater than $2.00 per share, all executive officers, directors and nominees would own 11.11% of the class.


(15) Capital Z holds 100% of the issued and outstanding Series B Convertible Preferred Stock. None of the Directors, nominees and Named Executive Officers beneficially hold any shares of Series B Convertible Preferred Stock.

(16) Upon completion of the Stock Split, Capital Z will own 26,704,000 shares of Series B Convertible Preferred Stock, which will be 100% of the Series B Convertible Preferred Stock issued and outstanding. Upon completion of the Recapitalization, the 26,704,000 shares of Series B Convertible Preferred Stock held by Capital Z will be convertible into 26,704,000 shares of Common Stock.

(17) Upon completion of the Stock Split, Capital Z will own 48,296,000 shares of Series C Convertible Preferred Stock, which will be 96.50% of the Series C Convertible Preferred Stock issued and outstanding. Upon completion of the Recapitalization, the 48,296,000 shares of Series C Convertible Preferred Stock held by Capital Z will be convertible into 48,296,000 shares of Common Stock.

(18) Upon completion of the Stock Split, Mr. St. Laurent will own 1,500,000 shares of Series C Convertible Preferred Stock, which will be 2.99% of the Series C Convertible Preferred Stock issued and outstanding. Upon completion of the Recapitalization, the 1,500,000 shares of Series C Convertible Preferred Stock held by Mr. St. Laurent will be convertible into 1,500,000 shares of Common Stock.


(19) Upon completion of the Stock Split, Mr. Thompson will own 250,000 shares of Series C Convertible Preferred Stock, which will be less than 1.00% of the Series C Convertible Preferred Stock issued and outstanding. Upon completion of the Recapitalization, the 250,000 shares of Series C Convertible Preferred Stock held by Mr. Thompson will be convertible into 250,000 shares of Common Stock.


(20) Other than in the case of Messrs. St. Laurent and Thompson, none of the Directors, nominees or Named Executive Officers beneficially hold any shares of Series C Convertible Preferred Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


         The following table shows information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years or accrued within the current fiscal year as to the person who served as Chief Executive Officer of the Company during the 1998 fiscal year and each of the other four most highly compensated executive officers of the Company who served in such capacity at the end of the last fiscal year (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                                                         LONG TERM
                                                 ANNUAL COMPENSATION                   COMPENSATION
                                                 -------------------                   ------------

NAME AND                      FISCAL                                   OTHER ANNUAL    STOCK OPTION      ALL OTHER
PRINCIPAL POSITION             YEAR      SALARY           BONUS       COMPENSATION(1)     AWARDS       COMPENSATION
------------------            ------ --------------  --------------  ---------------- --------------  -------------
Neil B. Kornswiet              1998     $ 900,000      $5,297,449           --                 --       $40,800(2)
  President(3)                 1997       666,042       4,408,863           --            555,000          N/A
                               1996           N/A             N/A           --                N/A          N/A


Cary H. Thompson               1998     $ 900,000      $       --           --                 --        $4,800(4)

  Vice Chairman and former     1997       634,805       1,073,339           --                 --          N/A



  Chief Executive Officer(5)   1996       125,000         298,000           --          1,821,825          N/A


Barbara S. Polsky              1998     $ 300,000      $  244,000           --             60,000       $13,000(6)
Executive Vice President,      1997       245,000         318,120           --             10,000          N/A
  General Counsel and          1996        35,538              --           --             56,350          N/A
   Secretary(7)

Mark E. Costello               1998     $ 200,000      $  224,188           --             30,000       $12,800(8)
  Executive Vice President     1997       165,000         466,968           --             12,500         4,500(5)
  Loan Production(9)           1996       130,000         201,000           --             11,250         2,438(5)

Joseph Magnus                  1998     $ 180,000      $  220,000           --             30,000       $10,116(10)
  Executive Vice President     1997        69,641         466,968           --                 --          N/A
  Chief Credit Officer(11)     1996           N/A             N/A           --                N/A          N/A
----------

(1) The aggregate amount of all perquisites and personal benefits received by each of the Named Executive Officers in each of fiscal years 1996, 1997 and 1998 was not in excess of $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer.

(2) Consists of $36,000 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
      Section 401(k) plan.

(3)   Mr. Kornswiet joined the Company in August 1996.

(4)   Consists of employer contributions to the Company's Section 401(k) plan.

(5) Mr. Thompson joined the Company in March 1996 and served as Chief Executive Officer from May 1997 to May 1999.

(6) Consists of $8,200 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
      Section 401(k) plan.

(7)   Ms. Polsky joined the Company in May 1996.

(8) Consists of $8,000 in employer contributions to the Company's Deferred Compensation Plan and $4,800 in employer contributions to the Company's
      Section 401(k) plan.

(9)   Mr. Costello joined the Company as an officer in March 1995.

(10) Consists of $6,400 in employer contributions to the Company's Deferred Compensation Plan and $3,716 in employer contributions to the Company's
      Section 401(k) plan.

(11) Mr. Magnus joined the Company in January 1997 and resigned on November 20, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1998 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                           INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                              PERCENT OF                                VALUE AT ASSUMED
                             NUMBER OF       TOTAL OPTIONS    EXERCISE                ANNUAL RATES OF STOCK
                         SHARES UNDERLYING    GRANTED TO       OR BASE               PRICE APPRECIATION FOR
                              OPTIONS        EMPLOYEES IN     PRICE PER EXPIRATION       OPTION TERM (1)
NAME                        GRANTED (2)     FISCAL YEAR (3)   SHARE (4)    DATE           5%            10%
----                    -----------------  ----------------- ---------- ----------   ------------  --------
Neil B. Kornswiet                 --               --              --          --          --             --
Cary H. Thompson(5)               --               --              --          --          --             --
Barbara S. Polsky (6)         60,000              6.63%       $ 13.44   11/18/2007   $506,896     $1,284,805
Mark E. Costello (6)          30,000              3.32%       $ 13.44   11/18/2007   $253,448     $  642,402
Joseph A. Magnus (6)(7)       30,000              3.32%       $ 13.44   11/18/2007   $253,448     $  642,402





(1) The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to the applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company's Common Stock.

(2) All of the options set forth in this chart were granted for a term of 10 years.

(3) Options covering an aggregate of 904,300 shares were granted to eligible employees during the fiscal year ended June 30, 1998.

(4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the NYSE on the last trading day prior to the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) On May 13, 1999, Mr. Thompson resigned as the Chief Executive Officer of the Company.

(6) These options become exercisable as to 1/5 of the shares on November 18, 1997. The remaining shares vest at a rate of 20% on each anniversary of the date of grant thereafter until fully vested.

(7) On November 20, 1998, Mr. Magnus resigned as an executive officer of the Company.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS

         The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1998 and the value of options held at fiscal year end.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES (1)

                                                                                VALUE OF ALL
                                                      NUMBER OF SHARES           UNEXERCISED
                                                   UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                      OPTIONS AT FISCAL       OPTIONS AT FISCAL
                                                          YEAR-END             YEAR-END(2)(3)
                       SHARES ACQUIRED   VALUE          EXERCISABLE/            EXERCISABLE/
NAME                     ON EXERCISE   REALIZED         UNEXERCISABLE           UNEXERCISABLE
----                   --------------  ---------   ----------------------  -------------------------
Neil B. Kornswiet            --           --        550,000   /      --           --    /      --
Cary Thompson                --           --        900,303   / 719,997     $2,168,494  / $1,012,500
Barbara S. Polsky            --           --         49,750   /  76,500     $    4,200  / $   15,600
Mark Costello                --           --         18,075   /  37,250     $   33,038  / $    7,800
Joseph A. Magnus             --           --         25,000   /  52,500     $    2,340  / $    8,160



(1) All amounts shown in this table have been adjusted to reflect the  three-for-two  split of the Common Stock effected on February
    21, 1997.

(2) Based upon the last  reported  sale price of the Common  Stock on the NYSE on June 30, 1998  ($13.75)  less the option  exercise price.

(3) As of May 26, 1999, none of the options outstanding were in-the-money. The closing price on March 16, 1999 was $1.4375.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from the Company's reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 1998, all relevant Section 16(a) filing requirements were complied with.

SECTION 401(k) PLAN

         The Company has a tax-qualified cash or deferred profit sharing plan (the "401(k) Plan") covering all employees over the age of 21 who have completed six months of service with the Company prior to a plan entry date. Pursuant to the 401(k) Plan, eligible employees may make salary deferral (before-tax) contributions of up to 15% of their compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401(k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401(k) Plan. No discretionary contributions were made by the Company for the calendar year 1998. The trustees under the 401(k) Plan invest the assets of each participant's account in selected investment options at the direction of such participant.

DEFERRED COMPENSATION PLAN


         In April 1997, the Company implemented a deferred compensation plan for highly compensated employees and directors of the Company. The plan is unfunded and non-qualified. Eligible participants may defer a portion of their compensation (including bonuses) and receive a Company matching amount up to 4% of their annual base salary. The Company may also make discretionary contributions to the plan. For the 1998 fiscal year, the Company made no matching or discretionary contributions to the plan. In October, 1998, the Company suspended contributions to the Deferred Compensation Plan and subsequently the Deferred Compensation Plan was terminated.

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NYSE Stock Market (US Companies) Index and the Index for NYSE/AMEX/NASDAQ Stocks (SIC 6160-6169 US Companies) Mortgage Bankers and Brokers for the period commencing July 1, 1993 and ending on June 30, 1998. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



                               [PERFORMANCE GRAPH]




                                JUN 93  JUN 94  JUN 95   JUN 96  JUN 97  JUN 98
                               ------------------------------------------------
Aames Financial Corporation      100    87.73   193.01   578.01  449.72  337.35
NY Stock Exchange Index          100    98.43   117.16   144.20  185.64  232.33
Peer Group                       100    91.54   128.34   187.59  216.97  243.50



                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933, as amended ("Securities Act"), or the Securities Exchange Act of 1934, as amended ("Exchange Act"), that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

         During the 1998 fiscal year, the Compensation Committee of the Board of Directors was comprised of Dr. Melvyn Kinder, Georges St. Laurent and Lee Masters, none of whom are, or were full-time, salaried officers or employees of the Company. The Board of Directors delegated to the Compensation Committee the responsibility for developing and administering policies which govern the total compensation program for the Named Executive Officers of the Company. The Committee also administered the Company's stock option plans.

         The goal of the Company's executive compensation program is to retain, motivate and reward management through the compensation policies and awards, while aligning their interests more closely with that of the Company and stockholders. In furtherance of this goal, the program consists of three main components: (1) base salary; (2) bonuses which are either discretionary or based on individual and Company performance; and (3) stock options to provide long-term incentives for performance and to align executive officer and stockholder interests.

EXECUTIVE COMPENSATION

         Base salaries for the Named Executive Officers were established by the Compensation Committee based on the recommendations of management which considered, and applied subjectively as appropriate, individual performance and achievement, areas of responsibility, position, the extent to which the officers' skills were in demand or were marketed to other companies or industries and internal and external comparability. Base salaries for other executive officers were established by the Chief Executive Officer who applies the same criteria. The base salary for Mr. Kornswiet was initially established under the terms of an employment agreement entered into in connection with the Company's acquisition of One Stop, a company of which Mr. Kornswiet was the Chief Executive Officer, President and sole stockholder. Under the initial terms of the employment agreement, Mr. Kornswiet was appointed Executive Vice President of the Company and Chief Executive Officer and President of One Stop. Upon his appointment as President of the Company in May 1997, Mr. Kornswiet's employment agreement was revised by the Compensation Committee to increase his annual base salary from $750,000 to $900,000.

         Bonuses paid to the Company's executive officers (excluding the Chief Executive Officer and President) were based on Company performance under the terms of the Company's performance bonus plan. See -- "Performance Bonus Plan." Under the terms of his then existing employment agreement, during the 1998 fiscal year, Mr. Kornswiet was entitled to a cash bonus equal to 7.5% of One Stop's pre-tax adjusted net income (as defined in the employment agreement). In fiscal 1999 and through the Initial Closing, Mr. Kornswiet was entitled to a quarterly cash bonus equal to between $1.35 million and $1.65 million depending on the retail and broker loan production of the Company. Mr. Kornswiet had agreed to defer his bonus due for 1998's fourth fiscal quarter. He was paid that bonus in February 1999 in connection with the Initial Closing. The other employees were entitled to discretionary bonuses.

         The Compensation Committee believes that it is important for key employees to have long-term incentives through an equity interest in the Company. Accordingly, from time to time, the Company has granted key employees stock options pursuant to the Company's stock option arrangements. The Committee granted options upon the recommendations of management. As of June 30, 1998, the Company's six key employees (excluding the Company's then Chief Executive Officer) held options to acquire 971,575 shares of the Company's Common Stock.

PERFORMANCE BONUS PLAN

         In October 1995, the Compensation Committee adopted a performance bonus plan (the "Old Performance Bonus Plan") for executives, other than those primarily responsible for the origination and purchase of loans, which provided for a performance-based cash bonus equal to a specified dollar level (the "Payment Amount") for every percentage point for which return on average equity exceeds a specified return (the "Target ROE"). The Target ROE was set at fifteen percent. The Compensation Committee believed that a fifteen percent return was generally perceived as a good return on equity for a financial services company, and only performance in excess of a good return should be rewarded through the performance-based compensation program. Each Performance Bonus Plan participant was given a Payment Amount based on the participant's contribution to, and impact upon, the success of the Company. For fiscal 1998, the range in Payment Amounts for Old Performance Bonus Plan participants was from $4,000 to $15,000. Commencing June 1997 through the fiscal quarter ending December 31, 1997, the quarterly bonuses paid to Old Performance Bonus Plan participants were fixed at the third 1997 fiscal quarter levels pending review of the Old Performance Bonus Plan by the Compensation Committee. In November 1997 and as amended in May 1998, the Compensation Committee determined that a bonus based on return on average equity may not provide the appropriate management incentives for a company that historically operated on a negative cash flow basis and requires continuous access to the capital markets and adopted the New Performance Bonus Plan. All executive officers, other than the Chief Executive Officer and the President, participated in the New Performance Bonus Plan. Under the New Performance Bonus Plan, bonuses were paid quarterly and were tied to (i) the achievement by each participant of certain predetermined goals established annually by the Chief Executive Officer subject, in the case of the Named Executive Officers, to approval by the Compensation Committee, (ii) the achievement by the Company of net income goals established annually by the Chief Executive Officer and presented to the Board of Directors, and (iii) maximum levels of bonus for each individual established annually by the Chief Executive Officer subject, in the case of the Named Executive Officers, to approval by the Compensation Committee. Participants received the full quarterly bonus in each quarter where at least seventy percent of the individual and Company performance goals are met. Where the Company achieved at least seventy percent of its goals, but the participant achieved less than seventy percent of his or her goals, bonuses may be paid based on the participant's percentage of achievement of his or her individual goals.

         As a consequence of the Initial Closing, executive and employee performance bonus goals and amounts are currently being revised.

EXECUTIVE COMPENSATION--CHIEF EXECUTIVE OFFICERS

         From May 7, 1997 to May 13, 1999, Mr. Thompson, served as the Company's Chief Executive Officer. Prior to May 7, 1997, Mr. Thompson was the Chief Operating Officer of the Company and his compensation was established under the terms of an employment agreement entered into in March 1996 and amended in May 1997 and August 1998 with the approval of the Compensation Committee. Under that agreement, as amended, Mr. Thompson was paid a base salary of $500,000 and received a performance bonus under the Company's Performance Bonus Plan with a Payment Amount of $45,000 for each percentage point for which return on average equity exceeded the Target ROE. The employment agreement also provided for the grant of stock options covering 1,795,950 shares. The Compensation Committee believed that the grant of the options to Mr. Thompson was necessary to attract Mr. Thompson to the Company and provided the appropriate level of long-term incentive to foster continued strong growth in stockholder values.

         Upon his appointment as Chief Executive Officer in May 1997, Mr. Thompson's employment agreement was revised by the Compensation Committee to increase his base salary to $900,000. Further, at Mr. Thompson's request, the Compensation Committee replaced the performance bonus provisions of his agreement with a discretionary bonus subject to the approval of the Board or the stockholders. Considering the number of stock options Mr. Thompson was granted at the time he became Chief Executive Officer, the Committee believes his compensation was primarily performance based.

STATEMENT REGARDING TAX POLICY COMPLIANCE

         Section 162(m) of the Code limits the deductible allowable to the Company for compensation paid to the chief executive officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met, including receipt of stockholder approval or if amounts are paid pursuant to a written contract that was in effect on February 17, 1993 and not subsequently materially modified. Under certain circumstances, the Compensation Committee, in its discretion, may authorize payments, such as salary, bonuses or otherwise that may cause an executive officer's income to exceed the deductible limits. The fiscal 1998 compensation paid to Mr.
Kornswiet in excess of $1.0 million exceeded the deductible limits.

Compensation Committee:                                Melvyn Kinder, Chairman
                                                       Lee Masters
                                                       Georges St. Laurent

                     PROPOSAL TO APPROVE THE ADOPTION OF THE
               AAMES FINANCIAL CORPORATION 1999 STOCK OPTION PLAN

INTRODUCTION


         The proposed Aames Financial Corporation 1999 Stock Option Plan (the "1999 Plan") was adopted by the Company's Board of Directors effective as of February 10, 1999, as amended, subject to the approval of the 1999 Plan by the stockholders. The 1999 Plan supersedes the Company's 1991 Stock Incentive Plan, 1999 Stock Incentive Plan, 1996 Stock Incentive Plan, 1997 Stock Option Plan and 1997 Non-Qualified Stock Option Plan and provides for the issuance of options to purchase shares of the Company's Common Stock ("Shares") to officers, key employees and consultants of the Company and its subsidiaries. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 1999 Plan shall be 14,612,008 Shares.


         Although this Proxy Statement contains a summary of the principal features of the 1999 Plan, this summary is not intended to be complete and reference should be made to Exhibit "C" to this Proxy Statement for the complete text of the 1999 Plan.

PURPOSE

         The 1999 Plan is intended as an incentive and to encourage stock ownership by officers and certain other key employees of the Company in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

EFFECTIVE DATE; DURATION


         The 1999 Plan is effective as of the Initial Closing, subject to (i) the approval by the stockholders of the Company and (ii) the consummation, on or prior to the earlier of September 30, 1999 or the date of the Meeting (if, in the latter case, any of the proposed amendments to the Certificate of Incorporation is defeated at the Meeting), of the Recapitalization. The expiration date of the 1999 Plan, after which no options may be granted, is December 31, 2008.


ADMINISTRATION


         The 1999 Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), which will consist of not less than three members, two of whom will be appointed by Capital Z during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement own at least 25% of the outstanding voting securities of the Company. The Committee determines which individuals may participate in the 1999 Plan and the type, extent and terms of the options to be granted. In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee.


ELIGIBILITY AND NONDISCRETIONARY GRANTS

         The 1999 Plan provides that options may be granted to officers and other key employees of the Company (excluding members of the Committee), subject to the limitations on incentive stock options. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding members of the Committee) who the Committee determines should receive options under the 1999 Plan. The approximate number of individuals eligible to participate in the 1999 Plan is fifty.

TERMS OF OPTIONS

         The terms of options granted under the 1999 Plan are determined by the Committee. In the sole and absolute discretion of the Committee, such options may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or non-statutory options. However, to the extent that the aggregate market value of the Shares with respect to which ISOs are exercisable for the first time by any individual under the 1999 Plan and all other incentive plans of the Company and any Parent or subsidiary of the Company during any calendar year exceeds $100,000, such options shall not be treated as ISOs. Each option will be evidenced by an option agreement between the Company and the optionee to whom such option is granted on such terms and conditions as shall be determined by the Committee from time to time. The terms of the option agreements need not be identical. Each option is, however, subject to the following terms and conditions:

         Exercise of the Option. The Committee determines when options granted under the 1999 Plan may be exercisable. Payment for Shares purchased under an option granted under the 1999 Plan must be made in full upon exercise of the option, by certified bank or cashier's check payable to the order of the Company or by any other means acceptable to the Company.


         Option Price. Unless otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the 1999 Plan will not be less than the fair market value of the stock at the time the option is granted. The ISO exercise price shall equal or exceed the fair market value of the Shares on the date the option is granted. The exercise price for ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of the Company shall equal or exceed 110% of the fair market value of the Shares on the date the option is granted.


         Termination of Options. All options granted under the 1999 Plan expire ten years from the date of grant, or such shorter period as is determined by the Committee. No option is exercisable by any person after such expiration. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the Shares called for by the unexercised portion of such option may again be subject to an option under the 1999 Plan.

         Non-Transferability of Options. No option granted under the 1999 Plan shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not ISOs to other persons or entities, subject to such conditions or limitations as it may establish.

         Non-Transferability of Underlying Stock. Unless otherwise provided in an option agreement or agreed to by the Compensation Committee at the time of exercise, all option holders agree not to sell or otherwise transfer more than 25% of the Common Stock purchased pursuant to an option in any given year and in the aggregate not to sell or otherwise transfer more than 25% of such stock during any period commencing on the effective date of the 1999 Plan.

         Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION


         The aggregate number of shares of stock which may be purchased pursuant to options granted under the 1999 Plan, the maximum number of shares for which options may be granted to any one person the number of shares of stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

         In the event of any change in the outstanding shares of stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of stock or other securities covered by outstanding options, and the option price thereof.


CHANGE IN CONTROL

         Except as otherwise provided in a particular option agreement, in the event of a Change in Control (as defined in the 1999 Plan), all options shall become immediately exercisable with respect to 100% of the shares subject to such options. Provided, however, that subject to certain exceptions, no event shall be treated as a Change in Control unless a Capital Z Realization Event has occurred (as defined in the 1999 Plan).

MARKET VALUE


         The market value of the shares of Common Stock on the New York Stock Exchange on May 26, 1999 was $1.4375 per share.

SHARES SUBJECT TO THE 1999 PLAN

         As noted above, the total number of shares of Common Stock reserved for issuance under the 1999 Plan is 14,612,008. No single person may receive options for more than 7,306,004 shares of Common Stock during the term of the 1999 Plan.

AMENDMENT AND TERMINATION OF THE 1999 PLAN

         The Board of Directors may, without the consent of the Company's stockholders or optionees under the 1999 Plan, at any time terminate the 1999 Plan entirely and at any time or from time to time amend or modify the 1999 Plan. No such amendment or termination shall adversely affect options already granted under the 1999 Plan without the optionee's consent. Approval of the stockholders is required to amend the 1999 Plan for the purpose of (a) increasing the total number of Shares which may be purchased pursuant to options granted under the 1999 Plan, except adjustments made for recapitalizations, or
(b) expand the class of employees eligible to receive options under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief description of the federal income tax treatment which will generally apply to options granted under the 1999 Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws.


         Incentive Stock Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. If the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time after the later of (i) one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO or (ii) two years after the date of grant of such ISO (the "ISO Holding Period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the ISO Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the ISO Shares at any time during the ISO Holding Period, then (i) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price paid for the ISO Shares, (iii) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the ISO Shares over the sales price of the ISO Shares and (iv) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

         For purposes of computing an optionee's "alternative minimum tax," an ISO is treated as a Option,non-qualified stock option, as discussed below. Thus, the amount by which the fair market value of ISO Shares on the date of exercise (or such later date as discussed below under "Special Rules for Insiders") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to this spread may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.

         Non-qualified Stock Options. The grant of a non-qualified stock option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the non-qualified stock option ("Non-qualified Option Shares") (determined as if the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. See "Special Rules for Insiders," below. A subsequent sale of the non-qualified Stock Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term depending on the optionee's holding period for the shares involved in the disposition. If an optionee receives a non-qualified stock option having an exercise price that is only a small fraction of the value of the underlying non-qualified Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.


         Special Rules for Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon the earlier of the following two dates: (i) six months after the date of grant or (ii) a disposition of the Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise.

         Miscellaneous Tax Issues. Special rules will apply in cases where an optionee pays the exercise price of the option or applicable withholding tax obligations under the 1999 Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares. The 1999 Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such Options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. It should be noted that while the Company's intent is to prevent Section 162(m) of the Code from limiting the deductibility of options, no advance determination will be obtained from the Internal Revenue Service in this regard. For this reason, and because of possible unforeseen future events, it is impossible to determine the precise extent to which the Company will be entitled to a tax deduction in connection with the exercise of options.

NEW PLAN BENEFITS

         The following table sets forth the grants the Company is currently obligated under employment or other agreements to provide to the following Named Executive Officers under the 1999 Plan.

                                        NUMBER OF SHARES OF COMMON
NAME AND POSITION                        STOCK UNDERLYING OPTIONS
-----------------                        ------------------------


Cary H. Thompson                                  774,049
  Vice Chairman of the Board and former
  Chief Executive Officer

Neil B. Kornswiet

   President                                    3,214,642


         All of these options will have an exercise price of $1.00 per share. All options will vest and become exercisable on the ninth anniversary of the date of grant, subject to earlier vesting based upon the attainment of certain stock price targets. Vested options may only be exercised, however, upon completion of certain service requirements. Upon a change of control, all unvested options become vested and exercisable, subject to certain conditions. The Company intends to grant options to purchase up to 6,130,000 shares of Common Stock under the 1999 Plan to other key employees. Information with respect to compensation paid and other benefits, including options, granted in respect of the 1998 fiscal year to the Named Executive Officers is set forth in the Summary Compensation Table.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION


         The Board of Directors has unanimously approved the adoption of the 1999 Plan. The affirmative vote of a majority of votes entitled to be cast by the holders of outstanding shares of Common Stock and Series B and Series C Convertible Preferred Stock who are present (either in person or by Proxy) at the Meeting, voting as a single class, is required for the adoption of the 1999 Plan. Unless marked otherwise, proxies received will be voted for the adoption of the 1999 Plan.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE APPROVAL OF THE AAMES FINANCIAL CORPORATION 1999 STOCK OPTION PLAN.

                      PROPOSAL TO RATIFY THE APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP to serve as independent accountants of the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1999. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.


         The ratification of the appointment of Ernst & Young LLP as the Company's independent accountants will require the affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of Common Stock and Series B and Series C Convertible Preferred Stock, who are present (either in person or by Proxy) at the Meeting, voting as a single class.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                            PROPOSALS OF STOCKHOLDERS

         A proper proposal submitted by a stockholder for presentation at the Meeting and received at the Company's executive offices no later than _______, 1999, will be included in the Company's Proxy Statement and form of Proxy relating to the 1999 Annual Meeting. In addition, in the event a stockholder proposal is not received by the Company by _______, 1999, the proxy to be solicited by the Board of Directors for the 1999 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 1999 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. SEC rules and regulations provide that if the date of the Company's 1999 Annual Meeting is advanced or delayed more than 30 days from the anniversary date of the 1998 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 1999 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 1999 Annual Meeting. Upon determination by the Company that the date of the 1999 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary date of the 1998 Annual Meeting, the Company will disclose such change in the earliest possible quarterly report on Form 10-Q. Please address your proposals to Aames Financial Corporation, 350 S. Grand Ave., 52nd Floor, Los Angeles, California 90071, Attention: Corporate Secretary.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be acted upon at the Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Meeting, however, the Proxy holders will vote thereon in accordance with their best judgment.

                          ANNUAL REPORT TO STOCKHOLDERS

         The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998 was mailed to stockholders on October 14, 1998.

                               REPORT ON FORM 10-K

         THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1998, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO AAMES FINANCIAL CORPORATION, 350 S. GRAND AVENUE, LOS ANGELES, CALIFORNIA 90071, ATTN: EXECUTIVE VICE PRESIDENT - FINANCE.

DATED:                                       ON BEHALF OF THE BOARD OF DIRECTORS

                                             Barbara S. Polsky
                                             Secretary

                                                                     EXHIBIT "A"




                             PROPOSED AMENDMENTS TO
                         ARTICLE FOURTH OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

CURRENT CERTIFICATE OF INCORPORATION

    Article Fourth of the Certificate of Incorporation currently reads as follows:

    "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 51,000,000, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

AMENDMENT UPON APPROVAL OF THE COMMON STOCK PROPOSAL

    Upon approval of the Common Stock Proposal, without consideration of the Preferred Stock Proposal or the Stock Split, Article Fourth of the Certificate of Incorporation would be amended to read as follows:

    "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 451,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

AMENDMENT UPON APPROVAL OF THE PREFERRED STOCK PROPOSAL

    Upon approval of the Preferred Stock Proposal, without consideration of the Common Stock Proposal and the Stock Split, Article Fourth of the Certificate of Incorporation would be amended to read as follows:

    "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 250,000,000, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

AMENDMENT UPON APPROVAL OF THE COMMON STOCK PROPOSAL AND THE PREFERRED STOCK PROPOSAL

    Upon approval of the Common Stock Proposal and the Preferred Stock Proposal, without consideration of the Stock Split, Article Fourth of the Certificate of Incorporation would be amended to read as follows:

    "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 600,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

AMENDMENT UPON APPROVAL OF THE PREFERRED STOCK PROPOSAL AND THE STOCK SPLIT

    Upon approval of the Preferred Stock Proposal and the Stock Split, without consideration of the Common Stock Proposal, Article Fourth of the Certificate of Incorporation would be amended to read as follows:

    "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 250,000,000, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").


    Simultaneously with the effective date of this amendment (the "EFFECTIVE DATE"), each share of the Corporation's Series B Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES B PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series B Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES B STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series B Convertible Preferred Stock (the "PRE-SPLIT SERIES B

    CERTIFICATES," whetherone or more) shall be entitled to receive upon surrender of such Pre-Split Series B Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES B CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series B Convertible Preferred Stock into which and for which the shares of Pre-Split Series B Convertible Preferred Stock formerly represented by such Pre-Split Series B Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series B Certificates shall represent only the right to receive Post-Split Series B Certificates pursuant to the provisions hereof. If more than one Pre-Split Series B Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series B Convertible Preferred Stock for which the Post-Split Series B Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series B Certificates so surrendered. If any Post-Split Series B Certificate is to be issued in a name other than that in which the Pre-Split Series B Certificate surrendered for exchange are issued, the Pre-Split Series B Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series B Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of Post-Split Series B Stock into which and for which the shares of the Pre-Split Series B Stock are reclassified pursuant to the terms hereof shall be the same as the amount of capital represented by the shares of Pre-Split Series B Stock so reclassified, until thereafter reduced or increased in accordance with applicable law;

    Simultaneously with the Effective Date, each share of the Corporation's Series C Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES C PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series C Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES C STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series C Convertible Preferred Stock (the "PRE-SPLIT SERIES C CERTIFICATES," whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series C Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES C CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series C Convertible Preferred Stock into which and for which the shares of Pre-Split Series C Convertible Preferred Stock formerly represented by such Pre-Split Series C Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series C Certificates shall represent only the right to receive Post-Split Series C Certificates pursuant to the provisions hereof. If more than one Pre-Split Series C Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series C Convertible Preferred Stock for which the Post-Split Series C Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series C Certificates so surrendered. If any Post-Split Series C Certificate is to be issued in a name other than that in which the Pre-Split Series C Certificate surrendered for exchange are issued, the Pre-Split Series C Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series C Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of Post-Split Series C Stock into which and for which the shares of the Pre-Split Series C Stock are reclassified pursuant to the terms hereof shall be the same as the amount of capital represented by the shares of Pre-Split Series C Stock so reclassified, until thereafter reduced or increased in accordance with applicable law;


    The Corporation's Series A Preferred Stock shall not be affected by the filing of this Amendment."

AMENDMENT UPON APPROVAL OF THE COMMON STOCK PROPOSAL, THE PREFERRED STOCK PROPOSAL AND THE STOCK SPLIT

    Upon approval of the Common Stock Proposal, the Preferred Stock Proposal and the Stock Split, Article Fourth of the Certificate of Incorporation would be amended to read as follows:

    "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 600,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

    Simultaneously with the effective date of this amendment (the "EFFECTIVE DATE"), each share of the Corporation's Series B Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES B PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series B Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES B STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series B Convertible Preferred Stock (the "PRE-SPLIT SERIES B CERTIFICATES," whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series B Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES B CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series B Convertible Preferred Stock into which and for which the shares of Pre-Split Series B Convertible Preferred Stock formerly represented by such Pre-Split Series B Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series B Certificates shall represent only the right to receive Post-Split Series B Certificates pursuant to the provisions hereof. If more than one Pre-Split Series B Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series B Convertible Preferred Stock for which the Post-Split Series B Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series B Certificates so surrendered. If any Post-Split Series B Certificate is to be issued in a name other than that in which the Pre-Split Series B Certificate surrendered for exchange are issued, the Pre-Split Series B Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series B Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of Post-Split Series B Stock into which and for which the shares of the Pre-Split Series B Stock are reclassified pursuant to the terms hereof shall be the same as the amount of capital represented by the shares of Pre-Split Series B Stock so reclassified, until thereafter reduced or increased in accordance with applicable law;

    Simultaneously with the Effective Date, each share of the Corporation's Series C Convertible Preferred Stock having a par value of $0.001 per share issued and outstanding immediately prior to the Effective Date (the "PRE-SPLIT SERIES C PREFERRED STOCK") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one thousand (1,000) shares of Series C Convertible Preferred Stock, par value of $0.001 per share (the "POST-SPLIT SERIES C STOCK"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Series C Convertible Preferred Stock (the "PRE-SPLIT SERIES C CERTIFICATES," whether one or more) shall be entitled to receive upon surrender of such Pre-Split Series C Certificates to the Corporation's Secretary for cancellation, a certificate or certificates (the "POST-SPLIT SERIES C CERTIFICATES," whether one or more) representing the number of whole shares of Post-Split Series C Convertible Preferred Stock into which and for which the shares of Pre-Split Series C Convertible Preferred Stock formerly represented by such Pre-Split Series C Certificates so surrendered, are reclassified pursuant to the terms hereof. From and after the Effective Date, Pre-Split Series C Certificates shall represent only the right to receive Post-Split Series C Certificates pursuant to the provisions hereof. If more than one Pre-Split Series C Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Series C Convertible Preferred Stock for which the Post-Split Series C Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split Series C Certificates so surrendered. If any Post-Split Series C Certificate is to be issued in a name other than that in which the Pre-Split Series C Certificate surrendered for exchange are issued, the Pre-Split Series C Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Series C Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Secretary that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of Post-Split Series C Stock into which and for which the shares of the Pre-Split Series C Stock are reclassified pursuant to the terms hereof shall be the same as the amount of capital represented by the shares of Pre-Split Series C Stock so reclassified, until thereafter reduced or increased in accordance with applicable law;

    The Corporation's Series A Preferred Stock shall not be affected by the filing of this Amendment."

PROXY

                           AAMES FINANCIAL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                ___________, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Stock of Aames Financial Corporation, a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on ___________, 1999, at ________, Los Angeles time, at the Hotel Inter-Continental, 251 S. Olive Street, Los Angeles, California, and hereby further revokes all previous proxies and appoints Barbara
S. Polsky, David A. Sklar and Ralph W. Flick as proxies of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournment(s) thereof with the same effect as if the undersigned were present, for the following purposes:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

COMMON STOCK


1. To approve an increase of the Company's    FOR      AGAINST    ABSTAIN
authorized Common Stock by 350,000,000       [   ]      [   ]      [   ]
shares, to an aggregate of 400,000,000
shares.


2. To approve an increase of the Company's    FOR      AGAINST    ABSTAIN
authorized Preferred Stock by 199,000,000    [   ]      [   ]      [   ]
shares to an aggregate of 200,000,000
shares.

3. To approve a 1,000-for-1 forward split     FOR      AGAINST    ABSTAIN
of the Company's Preferred Stock             [   ]      [   ]      [   ]
outstanding as of _________.

                                             Please mark your vote as [X]
                                             indicated in this example.

4.  ELECTION OF DIRECTORS:  The election of  FOR the nominee      WITHHOLD
the following person as a director of the    listed  (except as   AUTHORITY  (TO
Company, as provided in the Company's Proxy  marked to the        VOTE FOR ALL
Statement.                                   contrary)  [   ]     THE NOMINEES
                                                                  LISTED) [   ]

Eric Rahe   Instruction: To vote against
any one nominee, write that nominee's name
in the space provided below:
----------------------------



5.  The adoption of the Company's 1999        FOR      AGAINST    ABSTAIN
Stock Option Plan.                           [   ]      [   ]      [   ]



6.  The ratification of the appointment of
Ernst & Young LLP as the independent          FOR      AGAINST    ABSTAIN
accountants of the Company for fiscal 1999.  [   ]      [   ]      [   ]

_____ THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEE AND IN FAVOR OF THE PROPOSALS AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

       YOUR VOTE IS IMPORTANT TO THE COMPANY

       PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE- PAID ENVELOPE.

Signature(s) __________________________________, Signature, if held jointly
_____________________ Date________________________, 1999 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.